This filing is made pursuant
to Rule 424(b)(5) under
the Securities Act of
1933 in connection with
Registration No. 333-103244

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 9, 2003)

$400,000,000

ONYX ACCEPTANCE OWNER TRUST 2003-C
Issuer

Onyx Acceptance Financial Corporation,

Seller

Onyx Acceptance Corporation,

Servicer

Consider carefully the risk
factors beginning on
page S-11 in this
prospectus supplement and
page 6 in the accompanying
prospectus.

The notes are auto loan backed notes issued by the trust. The notes do not represent
interests in or obligations
of Onyx Acceptance
Corporation or any of its
affiliates.

The trust will issue the following notes being offered by this prospectus:

	Principal	Interest	Price to	Underwriting	Proceeds to the
	Balance	Rate	Public(1)	Discount(2)	Seller(1)(2)(3)

Class A-1 Notes	$80,000,000	1.08%	100.00000%	0.15%	99.85000%

Class A-2 Notes	$100,000,000	1.34%	99.99762%	0.24%	99.75762%

Class A-3 Notes	$100,000,000	1.87%	99.99291%	0.27%	99.72291%

Class A-4 Notes	$120,000,000	2.66%	99.97167%	0.30%	99.67167%

Total	$400,000,000		$399,956,534.00	$990,000.00	$398,966,534.00

(1)	Plus accrued interest, if any, calculated from July 30, 2003.

(2)	See “Underwriting” in this prospectus supplement.

(3)	Before deducting expenses payable by the seller estimated to be $475,000.

     Interest and principal on the notes will be payable on the 15th day of each month. If the 15th day of a month is not a business day, then the payment will be made on the next business day. The first payment will be due on August 15, 2003.

     XL Capital Assurance Inc. will unconditionally and irrevocably guarantee, to the extent described in this prospectus supplement, the timely payment of interest and the ultimate payment of principal on the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and Clearstream, Luxembourg and the Euroclear System against payment in immediately available funds on or about July 30, 2003.

Credit Suisse First Boston	Merrill Lynch & Co.

The date of this Prospectus Supplement is July 23, 2003.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
SUMMARY OF TERMS
RISK FACTORS
THE TRUST
General
The Owner Trustee and Trust Agent
Trust Property
THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS
Purchase, Origination and Servicing of Motor Vehicle Contracts
Delinquency and Loan Loss Information
THE CONTRACTS
MATURITY AND PREPAYMENT CONSIDERATIONS
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
Payments of Interest
Payments of Principal
Mandatory Partial Redemption
Optional Redemption
The Indenture Trustee
Indenture Events of Default
DESCRIPTION OF THE SALE AND SERVICING AGREEMENT
Sale and Assignment of the Contracts
The Accounts
Payments on Contracts
Distributions
Payment Priorities of the Notes; The Spread Account
Withdrawals from the Spread Account
Servicing Fee
Servicer Default
Rights Upon Servicer Default
Waiver of Servicer Default
Termination
Payment in Full of Notes
Certain Matters Relating to the Insurer
THE POLICY
Insurer Default
DESCRIPTION OF THE INSURER
General
Reinsurance
Financial Strength and Financial Enhancement Ratings of XLCA
Capitalization of the Insurer
Regulation of the Insurer
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
REPORTS TO NOTEHOLDERS
GLOSSARY OF TERMS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-3
SUMMARY OF TERMS	S-4
RISK FACTORS	S-11
THE TRUST	S-19
General	S-19
The Owner Trustee and Trust Agent	S-19
Trust Property	S-20
THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS	S-20
Purchase, Origination and Servicing of Motor Vehicle Contracts	S-20
Delinquency and Loan Loss Information	S-21
THE CONTRACTS	S-22
MATURITY AND PREPAYMENT CONSIDERATIONS	S-25
USE OF PROCEEDS	S-26
DESCRIPTION OF THE NOTES	S-26
Payments of Interest	S-27
Payments of Principal	S-27
Mandatory Partial Redemption	S-28
Optional Redemption	S-28
The Indenture Trustee	S-28
Indenture Events of Default	S-29
DESCRIPTION OF THE SALE AND SERVICING AGREEMENT	S-29
Sale and Assignment of the Contracts	S-29
The Accounts	S-30
Payments on Contracts	S-32
Distributions	S-32
Payment Priorities of the Notes; The Spread Account	S-34
Withdrawals from the Spread Account	S-35
Servicing Fee	S-36
Servicer Default	S-36
Rights Upon Servicer Default	S-36
Waiver of Servicer Default	S-37
Termination	S-37
Payment in Full of Notes	S-38
Certain Matters Relating to the Insurer	S-38
THE POLICY	S-38
Insurer Default	S-40
DESCRIPTION OF THE INSURER	S-41
General	S-41
Reinsurance	S-42
Financial Strength and Financial Enhancement Ratings of XLCA	S-43
Capitalization of the Insurer	S-43
Regulation of the Insurer	S-43
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-44
ERISA CONSIDERATIONS	S-44
UNDERWRITING	S-46
LEGAL MATTERS	S-48
EXPERTS	S-48
REPORTS TO NOTEHOLDERS	S-48
GLOSSARY OF TERMS	S-49

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the notes; and

•	this prospectus supplement, which describes the specific terms of the notes.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different.

     In this prospectus supplement and the accompanying prospectus, we include cross references to sections in these materials where you can find further related discussions. The Table of Contents on page S-2 of this prospectus supplement and on page ii of the prospectus identify the pages where these sections are located.

     We have defined and used capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the notes and this offering. Capitalized terms are defined in a Glossary beginning on page S-49 of this prospectus supplement.

SUMMARY OF TERMS

     The following summary is a short, concise description of the main terms of the offering of the notes. For this reason, the summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

The Trust

Onyx Acceptance Owner Trust 2003-C, a Delaware statutory trust, will issue and sell the notes. The trust will be established by a trust agreement among the seller, the owner trustee and the trust agent.

The Seller

Onyx Acceptance Financial Corporation, a Delaware corporation and a wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation. The seller’s principal executive offices are located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610, and its telephone number is (949) 465-3500. See “The Seller” in the prospectus.

The Servicer

Onyx Acceptance Corporation, a Delaware corporation. The servicer’s principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610, and its telephone number is (949) 465-3900. See “The Servicer” in the prospectus.

The Backup Servicer

On or before August 14, 2003, Onyx will be required to enter into a backup servicing arrangement acceptable to the rating agencies and the insurer. If Onyx fails to satisfy this requirement, on each distribution date commencing with the September 15, 2003 distribution date, all funds in the payment account after payments of servicing fees, trustee fees, interest and principal amounts then due on the notes and amounts then due to the insurer will be deposited into the spread account without consideration of the specified maximum amount required to be maintained in the spread account. No funds that would otherwise be released from the spread account for payment to the holder of the residual interest in the trust in accordance with the terms of the sale and servicing agreement will be released from the spread account to make such payments until Onyx has satisfied the backup servicer requirement.

The Indenture Trustee

JPMorgan Chase Bank, as indenture trustee under the indenture.

The Owner Trustee

The Bank of New York (Delaware), as owner trustee under the trust agreement.

The Trust Agent

JP Morgan Chase Bank, as agent of the trust and the owner trustee under the trust agreement.

The Insurer

XL Capital Assurance Inc. will unconditionally and irrevocably guarantee the timely payment of interest and the ultimate payment of principal on the notes.

Closing Date

The trust expects to issue the notes on or about July 30, 2003.

The Notes

The trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes, as described on the cover page, under an indenture between the trust and the indenture trustee. The notes will be non-recourse obligations of the trust and will be secured by the trust property described below in this Summary of Terms.

The Residual Interests

The trust will issue certificates representing the residual interests in the trust. The certificates are not offered for sale by this prospectus supplement.

Trust Property

The trust’s assets will include:

•	a pool of fixed rate motor vehicle retail installment sales contracts and/or installment loan agreements, each of which was purchased from the seller and each of which is secured by a new or used automobile, light-duty truck or van;

•	documents relating to the contracts;

•	monies received with respect to the contracts on or after the cut-off date applicable to such contracts;

•	security interests in the financed vehicles and the rights to receive proceeds from claims under insurance policies covering the financed vehicles or the individual obligors under each related contract;

•	all amounts on deposit in specified accounts, excluding any investment income credited to the collection account which will be paid to the servicer, and excluding any investment income credited to the capitalized interest account, which may be released to the seller under certain circumstances;

•	the right of the seller to cause Onyx to repurchase contracts under specified circumstances; and

•	all proceeds of the foregoing.

On the closing date, the seller will deposit approximately $170,000,000 into a segregated trust account, referred to as the prefunding account, for the purchase of additional fixed rate motor vehicle retail installment sales contracts and/or installment loan agreements. Each day on which such a purchase is made is referred to herein as a “prefunding transfer date”.

See “The Trust” in this prospectus supplement and “The Trusts” in the prospectus.

Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee, on behalf of the noteholders, and for the benefit of XL Capital Assurance Inc. in support of the obligations owing to it under the insurance agreement.

The Contracts

The trust’s main source of funds for making payments on the notes will be collections on a pool of fixed rate motor vehicle retail installment sales contracts and/or installment loan agreements included in the trust property. The trust will acquire initial contracts with a total principal balance of $134,997,964.18 as of July 1, 2003, the cut-off date for these initial contracts.

Before the closing date, the trust will acquire additional motor vehicle retail installment sales contracts and/or installment loan agreements that have been or will be originated or purchased after the cut-off date for the initial contracts but on or before July 29, 2003, the anticipated cut-off date for these additional contracts. These additional contracts are referred to as “subsequent contracts” in this prospectus supplement.

After the closing date, the trust will use funds from the prefunding account to acquire additional motor vehicle retail installment sales contracts and/or installment loan agreements which are referred to as “prefunded contracts.” On the business day preceding each prefunding transfer date, the seller will deliver a transfer certificate to the trust, which certificate will set forth certain information with respect to the prefunded contracts to be transferred on that date, including a cut-off date for those prefunded contracts.

The sum of (i) the total principal balance of the initial contracts as of July 1, 2003, (ii) the total principal balance of the subsequent contracts as of the subsequent cut-off date, and (iii) the initial deposit in the prefunding account on the closing date is expected to be $400,000,000.00, which amount is referred to as the “original pool balance.”

The trust will acquire the contracts from the seller under a sale and servicing agreement dated as of July 1, 2003.

Characteristics of the Contracts

The initial contracts had the following characteristics as of July 1, 2003:

Weighted average annual percentage rate:

8.79%

Weighted average remaining term:

59.96 months

Contracts that allocate interest and principal by the rule of 78’s method or the actuarial method:

1.49% of the aggregate principal balance of the initial contracts

Contracts that allocate interest and principal by the simple interest method:

98.51% of the aggregate principal balance of the initial contracts

Contracts secured by new vehicles:

26.52% of the aggregate principal balance of the initial contracts

Contracts secured by used vehicles:

73.48% of the aggregate principal balance of the initial contracts

Contracts originated in California:

26.89% of the aggregate principal balance of the initial contracts

As of July 1, 2003, the aggregate principal balance of the initial contracts originated in any single state other than California did not exceed 8.28% of the aggregate principal balance of the initial contracts as of that date.

None of the contracts has or will have a scheduled maturity date later than October 31, 2009.

Because the financial and other data for the subsequent contracts and the prefunded contracts that the trust will acquire after July 1, 2003 will differ somewhat from the descriptions of the initial contracts set forth above, the characteristics of the contracts as a whole are likely to vary from the characteristics of the initial contracts. See “The Contracts” in this prospectus supplement and in the prospectus.

Distribution Dates

Interest and principal on the notes will be payable on the 15th day of each month. If the 15th day of a month is not a business day, then the payment for that month will be made on the next succeeding business day. The first payment will be due on August 15, 2003.

A business day is a day other than a Saturday, Sunday or any other day on which commercial banks located in California or New York are authorized or required to be closed.

Terms of the Notes

Interest:

The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest on the notes will accrue monthly, as described under “Description of the Notes – Payments of Interest” in this prospectus supplement. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months, with the exception of the class A-1 notes, with respect to which interest will be calculated on the basis of a 360-day year and the actual number of days in the related accrual period.

Principal:

The trust will make payments of principal on the notes monthly, on each distribution date, as described under “Description of the Notes – Payments of Principal” and “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement. No principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full; no principal payments will be made on the class A-3 notes until the class A-2 notes have been paid in full; and no principal payments will be made on the class A-4 notes until the class A-3 notes have been paid in full. Beginning on the first distribution date that the aggregate outstanding principal balance of the contracts is equal to or less than 15% of the original pool balance and the balance of the spread account is the specified maximum amount, the principal payments on the notes will include an accelerated principal amount. Any such accelerated amount will be equal to the amount remaining on deposit in the payment account for that distribution date after giving effect to distributions of servicing fees, trustee fees, interest payments, regular principal amounts and amounts, including the premium, owing to the insurer under the insurance agreement and any insurer defense costs. The trust must pay the outstanding principal amount of each class of notes, to the extent not previously paid, by the final scheduled distribution date for that class of notes, which occurs in the following months:

class A-1 notes – August 2004
class A-2 notes – May 20064
class A-3 notes – August 20074
class A-4 notes – May 2010

We expect that the outstanding principal balance of each class of notes will be paid in full earlier, and could be paid significantly earlier, than the final scheduled distribution date for that class, depending on a variety of factors.

Mandatory Partial Redemption

If an amount equal to or less than $50,000 remains on deposit in the prefunding account at the end of the funding period, the class A-1 notes will be prepaid in part on the distribution date immediately following the end of the funding period. If an amount in excess of $50,000 remains on deposit in the prefunding account at the end of the funding period, the notes will be prepaid in part, pro rata, based on the then current principal balance of the notes, on the distribution date immediately following the end of the funding period. The amount of any such prepayment will be equal to the balance remaining on deposit in the prefunding account, exclusive of any investment earnings thereon, after giving effect to the sale to the trust of all prefunded contracts during the funding period, including any such sale on the date the funding period ends. See “Description of the Notes — Mandatory Partial Redemption”.

Optional Purchase

The servicer may, but is not obligated to, purchase the contracts on any distribution date on which the principal balance of the contracts has declined to 10% or less of the original pool balance. If the servicer exercises this purchase option, all of the notes then outstanding will be redeemed. See “Description of the Notes – Optional Redemption” and “Description of the Sale and Servicing Agreement – Termination” in this prospectus supplement.

The Prefunding Account

The indenture trustee will establish a segregated trust account, entitled “Prefunding Account – OT 2003-C, JP Morgan Chase Bank, Indenture Trustee,” for the benefit of the noteholders and the insurer. On the closing date, the seller will fund the prefunding account with an initial deposit equal to the amount by which the original principal balance of the notes exceeds the sum of the aggregate principal balances of the initial contracts and the subsequent contracts, which amount is expected to be approximately $170,000,000. The prefunding account will be an asset of the trust.

The indenture trustee will pay interest on the portion of the note balance represented by the balance in the prefunding account from earnings on the prefunding account or from the capitalized interest account, but not from collections on the contracts.

The “funding period” will be the period from the closing date until the earliest to occur of:

•	the date on which the balance remaining in the prefunding account is less than $2,500.00,

•	the date on which a servicer default or an indenture event of default (each as defined in the sale and servicing agreement) occurs, or

•	the close of business on October 28, 2003.

During the funding period, the indenture trustee will use the amounts on deposit in the prefunding account to purchase prefunded contracts from the seller. Any amounts remaining on deposit in the prefunding account at the end of the funding period will be payable as a prepayment of principal to class A-1 noteholders on the immediately following distribution date; provided, however, if the amount remaining on deposit in the prefunding account at the end of the funding period is more than $50,000, such amount will be payable as a prepayment of principal to the holders of all of the notes, pro rata based on the then current principal balance of the notes, on the immediately following distribution date. See “Description of the Notes — Mandatory Partial Redemption”.

The Capitalized Interest Account

The indenture trustee will establish a segregated trust account, entitled “Capitalized Interest Account – OT 2003-C, JPMorgan Chase Bank, Indenture Trustee,” for the benefit of the noteholders and the insurer. On the closing date, the seller will fund the capitalized interest account from a portion of the proceeds received upon the sale of the notes. The capitalized interest account will be available to cover the projected interest shortfall in respect of amounts on deposit in the prefunding account during the funding period. The capitalized interest account will be an asset of the trust.

The Spread Account

The indenture trustee will establish a segregated trust account, entitled “Spread Account – OT 2003-C, JPMorgan Chase Bank, Indenture Trustee,” for the benefit of the noteholders and the insurer. The spread account will be an asset of the trust. The noteholders will be afforded limited protection against losses on the contracts by the establishment of the spread account.

On each distribution date, the indenture trustee will deposit funds in the spread account up to a specified maximum amount, as described under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement. On each distribution date, funds will be withdrawn from the spread account to cover any shortfalls in amounts available to pay:

•	the servicing fees and applicable fees of the indenture trustee, the owner trustee and the trust agent;

•	interest due on the notes; and

•	if the distribution date is a final scheduled distribution date for any class of notes, the principal due on that class of notes.

See “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” in this prospectus supplement.

The Insurance Policy

On the closing date, the insurer will issue an insurance policy, under the terms of an insurance agreement, in favor of the indenture trustee, for the benefit of the noteholders. The policy is a “security insurance policy” as referred to in the prospectus.

Under the policy, the insurer will irrevocably and unconditionally guarantee timely payment of interest and ultimate payment of principal due on the notes, as described under “The Policy” in this prospectus supplement. The insurer’s obligations under the policy will be discharged to the extent that (i) amounts are deposited by the servicer into the collection account (ii) amounts are withdrawn from the spread account to cover shortfalls in net collections to pay servicer fees, indenture trustee fees, owner trustee fees, trust agent fees, and principal and interest on the notes and (iii) amounts due under the policy are received by the indenture trustee, in each case, whether or not the amounts are properly applied by the indenture trustee.

The indenture trustee, the owner trustee and the trust agent will be required to promptly provide notice to the insurer of any action, proceeding or investigation, of which the indenture trustee, the owner trustee or the trust agent, as the case may be, has actual knowledge, that could adversely affect the trust or the trust estate or the rights or obligations of the insurer under the transaction documents or the policy. The insurer may, in its sole discretion, institute, assume or control the defense of such action, proceeding or investigation. The insurer will have the right to consent to any settlement of any such action, proceeding or investigation. The insurer will be entitled to reimbursement of all costs and expenses incurred by it (including costs and expenses of the trust agent, the indenture trustee or the owner trustee paid by the insurer) in connection with such action, proceeding or investigation, including, without limitation, any judgment or settlement entered into affecting the insurer or the insurer’s interests, together with interest thereon, payable from (i) funds available to the trust after payment of all amounts due under the sale and servicing agreement to the servicer, the backup servicer, the indenture trustee, the owner trustee, the trust agent and the investors and (ii) amounts in the spread account.

For a description of the insurer, see “Description of the Insurer” in this prospectus supplement.

Servicing Fees

The servicer will be responsible for managing, administering, servicing, and collecting on the contracts. As compensation for its services, the servicer will receive a servicing fee and other amounts, as described in this prospectus supplement under “Description of the Sale and Servicing Agreement – Servicing Fee”. The backup servicer will be responsible for reviewing monthly reports and, if appointed as successor servicer, managing, administering, servicing, and collecting on the contracts. As compensation for its services, the backup servicer also will receive a fee. If there are any amounts due to the backup servicer in respect of such fee that are not otherwise paid, the servicing fee will be increased by such amounts and such amounts will be paid to the backup servicer.

Federal Income Tax Status

In the opinion of Andrews & Kurth L.L.P., for federal income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. See “Certain Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus, the notes are eligible for purchase by employee benefit plans that are subject to ERISA. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Rating

On the closing date, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. will rate the notes in the highest rating category available for the notes. The ratings of the notes will be based substantially on the issuance of the policy by the insurer. See “Risk Factors – Downgrading of the rating of the insurer or the notes may have an adverse effect on the liquidity and market value of the notes” in this prospectus supplement.

Registration of the Notes

Initially, the notes will be in the form of one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company. If you acquire an interest in the notes through DTC, you will not be entitled to receive a definitive note, except under limited circumstances. See “Description of the Securities – Book-Entry Registration” and “– Definitive Securities” in the prospectus.

RISK FACTORS

     You should consider the following risk factors, as well as the other factors described under the heading “Risk Factors” in the prospectus, before deciding to purchase the notes.

Onyx is subject to all of the risks inherent in a relatively new business enterprise because of its limited operating history.

     Onyx began its operations in February 1994 as a purchaser and servicer of motor vehicle retail installment sales contracts. Accordingly, Onyx has performance data for only a certain period with respect to the contracts it purchases and originates. As the portfolio of contracts purchased and originated by Onyx and its subsidiaries continues to mature, delinquency percentages and loan losses may increase.

     As Onyx expands its operations in the United States, it must, among other things, continue to attract, retain and motivate qualified personnel, support and grow its auto lending and contract servicing business, maintain its existing relationships with automobile dealers, and develop new relationships with dealers.

     Onyx experienced operating losses from its inception through December 31, 1995. Onyx’s operating losses and net income for the years ended December 31, 1994 through December 31, 2002, together with the three month period ending March 31, 2003, are set forth below:

Year Ended	(Operating Loss)/Net Income
December 31, 1994	$(3.5 million	)
December 31, 1995	(3.2 million	)
December 31, 1996	6.1 million	*
December 31, 1997	1.3 million	*
December 31, 1998	6.1 million	*
December 31, 1999	9.8 million
December 31, 2000	5.8 million
December 31, 2001	4.4 million
December 31, 2002	2.3 million
Three Months Ended
March 31, 2003	$1.0 million

*The asterisked amounts above reflect the fact that, as required by the Financial Accounting Standards Board’s Special Report, “A Guide to Implementation of Statement 125 on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, Second Edition,” dated December 1998, and related guidance set forth in statements made by the staff of the Securities and Exchange Commission on December 8, 1998, Onyx retroactively changed its practice of measuring and accounting for credit enhancement assets on its securitization transactions to the cash-out method from the cash-in method. As a result, Onyx, on January 26, 1999, announced a restatement of its financial statements for the years ended December 31, 1996 and 1997, and for the first three quarters of 1998. Onyx had previously reported net income of $7.7 million and $2.6 million for the years ended December 31, 1996 and 1997, respectively.

The absence of a secondary market could limit your ability to resell your notes.

     The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There is currently no secondary market for the notes. The underwriters currently intend to participate in making a secondary market in the notes, but they are not under any obligation to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market does develop, we cannot assure you that it will continue for any period of time or for the duration of the notes or that you will be able to resell your notes.

Prepayments on contracts will cause prepayments on your notes resulting in reinvestment risk to you.

     You may receive payment of principal on your notes earlier than you expect for the reasons set forth below. You may not be able to reinvest any prepayments of principal paid on your notes at a rate of return that is equal to or greater than the rate of return on your notes.

     The rate of payment of principal on each class of notes depends primarily on the rate of payments, including prepayments, on the principal balance of the contracts. As a result, final payment on any class of notes could occur significantly earlier than the applicable final scheduled distribution date.

     Prepayments on the contracts by the related obligors and purchases of the contracts by the seller and the servicer will shorten the life of the notes to an extent that cannot be fully predicted. The contracts included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Onyx will be required to repurchase a contract from the seller, and the seller will be required to repurchase a contract from the trust, if Onyx breached its representations and warranties with respect to the contract in the sale and servicing agreement with the seller. Onyx, in its capacity as servicer, will also be required to purchase a contract from the trust if it breaches its servicing obligations with respect to the contract and the contract is materially and adversely affected by the breach. The servicer will also be entitled to purchase all of the remaining contracts from the trust once the aggregate principal balance of the contracts is 10% or less than the aggregate principal balance of the contracts as of their applicable cut-off dates.

     Onyx cannot predict the actual prepayment rates that will occur on the contracts in either stable or changing interest rate environments. See “– Onyx is subject to all of the risks inherent in a relatively new business enterprise because of its limited operating history”. Moreover, many other factors will affect the amount and timing of payments of principal on each class of notes. The factors include:

•	the level of delinquencies, defaults and losses on the contracts;

•	the payment of any principal on the notes on an accelerated basis; and

•	the payment of any accelerated amounts on the notes following an event of default under the indenture.

     Additionally, the rate of payment of principal on the notes will depend, in part, on whether sufficient additional motor vehicle contracts satisfying the criteria set forth in the sale and servicing agreement are generated for purchase by the trust before the end of the funding period. No assurances can be given that sufficient motor vehicle contracts will be generated to avoid mandatory partial redemption. In the event Onyx does not generate or acquire, for purchase by the seller and sale to the trust, sufficient motor vehicle contracts to avoid mandatory partial redemption of the notes, the weighted average life of the notes will be shortened. See “Description of the Notes – Mandatory Partial Redemption”.

     Any balance remaining on deposit in the prefunding account at the end of the funding period will be payable as a prepayment of principal to the holders of the class A-1 notes on the immediately following distribution date; provided, however, if the balance remaining on deposit in the prefunding account at the end of the funding period exceeds $50,000, such balance will be payable as a prepayment of principal to the holders of all of the notes, pro rata based on the then current principal balance of the notes, on the immediately following distribution date. Onyx anticipates that the aggregate principal amount of the prefunded contracts sold to the seller and transferred to the trust during the funding period will not be exactly equal to the initial deposit in the prefunding account and that, therefore, there will be at least a nominal amount of principal prepaid to the holders of the class A-1 notes.

     You will bear all the reinvestment risks relating to prepayments on the contracts and resulting from distributions of principal on the notes. These reinvestment risks include the possibility that you may not be able to reinvest distributions of principal in alternative comparable investments having similar yields. See “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Our ability to originate or acquire prefunded contracts may be limited

     The seller’s conveyance of prefunded contracts to the trust during the funding period is subject to the conditions described in the sale and servicing agreement. Each prefunded contract must satisfy the eligibility criteria specified in the sale and servicing agreement. The ability of the seller to convey prefunded contracts to the trust is completely dependent upon the ability of Onyx to acquire through dealers a sufficient amount of motor vehicle contracts that meet the requirements set forth in the sale and servicing agreement for transfer. The ability of Onyx to acquire sufficient prefunded contracts may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither Onyx nor the seller has any basis to predict the extent to which economic or social factors will affect the availability of prefunded contracts. Although no assurances can be given, Onyx presently expects that it will acquire sufficient prefunded contracts satisfying the criteria set forth in the sale and servicing agreement to substantially deplete the prefunding account by the end of the funding period.

You may suffer losses if the credit enhancement provided for the notes is not adequate.

     The policy provided by the insurer will provide credit enhancement for the notes. Additional credit enhancement, which will be used prior to the policy, will be provided by the following:

•	the excess, if any, of –

•	the amount of interest collected on the contracts in each collection period over

•	the amount of interest accruing and payable on the notes, the amount of the fees of the servicer, the indenture trustee, the owner trustee, the trust agent and, if applicable, the backup servicer, payable on the related distribution date and the amount of the premium payable to the insurer on the related distribution date; and

•	amounts available in the spread account, as described under “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” and “– Withdrawals from the Spread Account” in this prospectus supplement.

     If the amounts available from this additional credit enhancement are inadequate, you will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the contracts, unless the shortfalls are covered by the policy and paid by the insurer. The policy guarantees payment of principal of each class of notes only on the applicable final scheduled distribution date.

     The amount required to be maintained in the spread account is subject to change as described under “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” in this prospectus supplement.

Priority of payment and subordination increase the risk of loss or delay in payment for holders of the class A-2 notes, class A-3 notes and class A-4 notes

     Because payments of principal will be applied first to the class A-1 notes, then to the class A-2 notes, then to the class A-3 notes, and then to the class A-4 notes, in the event the insurer defaults under the policy after one or more classes of notes have been fully or partially repaid and before the other classes of notes with a lower priority of payment have been fully repaid, delinquencies, defaults and losses experienced on the contracts will have a disproportionately greater effect on the notes with a lower priority of payment. Other than in the case of an event of default under the indenture:

•	no principal will be paid to the holders of the class A-2 notes, the class A-3 notes or the class A-4 notes until the principal amount of the class A-1 notes has been reduced to zero;

•	no principal will be paid to the holders of the class A-3 notes or the class A-4 notes until the principal amount of the class A-2 notes has been reduced to zero; and

•	no principal will be paid to the holders of the class A-4 notes until the principal amount of the class A-3 notes has been reduced to zero.

See “Description of the Notes – Payments of Principal” in this prospectus supplement.

Geographic concentration may adversely affect the performance of the contracts.

     Economic conditions in the states where the obligors under the contracts live and work may affect the delinquency, loan loss and repossession experience of the trust with respect to the contracts. Initial contracts representing approximately 26.89% of the aggregate principal balance of the initial contracts as of July 1, 2003 were originated in California. As of July 1, 2003, the aggregate principal balances of initial contracts originated in any single state other than California did not exceed 8.28% of the aggregate principal balance of the initial contracts on that date. The geographic concentration of all of the contracts as of the end of the funding period, including the initial contracts, the subsequent contracts and the prefunded contracts purchased by the trust, will likely vary somewhat from that of the initial contracts. Adverse economic conditions or other factors particularly affecting California or other states in which the contracts are geographically concentrated might adversely affect the performance of the contracts. See “The Contracts – Geographic Concentration of the Initial Contracts” in this prospectus supplement.

You may suffer losses due to the limited assets of the trust.

     You may suffer a loss on your notes if the assets of the trust are insufficient to pay fully the principal amount of the notes. The trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the contracts. You must rely upon payments on the contracts, amounts, if any, on deposit in the spread account, and payments of claims made under the policy for repayment of the notes.

     The policy will guarantee:

•	shortfalls in the payment of accrued interest on each distribution date; and

•	the ultimate repayment of principal on the final scheduled distribution date with respect to each class of notes.

     However, if the insurer defaults in its obligations under the policy, the trust will have to depend solely on collections on the contracts and amounts, if any, on deposit in the spread account to make payments then due on the notes. See “Description of the Insurer” and “The Policy” in this prospectus supplement.

Downgrading of the rating of the insurer or the notes may have an adverse effect on the liquidity and market value of the notes.

     On the closing date, the notes will be rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s. A security rating is not a recommendation to buy, sell or hold notes and may be revised or withdrawn at any time by the assigning rating agency. Any rating agency rating the notes may lower or withdraw its rating if, in the sole judgment of the rating agency, circumstances in the future so warrant. The ratings of the notes address the likelihood of timely payment of accrued interest, and ultimate payment of principal on the applicable final scheduled distribution dates, which are guaranteed by the insurer under the policy. The ratings of the notes are substantially based on the issuance of the policy by the insurer, and are dependent on the rating of the insurer. The downgrading of the rating of the insurer, therefore, may lead to a change in the ratings of the notes. We cannot predict with certainty what effect any revision or withdrawal of the rating of the notes may have on the liquidity or market value of the notes. See “Description of the Insurer” in this prospectus supplement for a description of the insurer’s rating.

Prepayments, potential losses and changes in the priority of principal payments may result from an event of default under the indenture.

     Payments on the notes may be accelerated. An event of default under the indenture may result in payments on the notes being accelerated. As a result –

•	you may suffer losses on your notes if the assets of the trust are insufficient to pay the amounts owed on the notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid; and

•	your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

     Only the insurer can declare an event of default if the insurer is not in default. Prior to a default by the insurer, only the insurer can declare an event of default under the indenture. If the insurer has defaulted in its obligations under the policy and continues to be in default, then either the indenture trustee or the noteholders can declare an event of default under the indenture.

     Insurer controls remedies if the insurer is not in default. If an event of default under the indenture occurs and the insurer is not in default under the policy, the insurer may, but is not obligated to, declare that the notes become immediately due and payable. In this event, the insurer will have the right to control the exercise of remedies available with respect to the event of default, including the right to direct the indenture trustee to liquidate the property of the trust on any date or dates following the acceleration of the notes due to the event of default. Liquidation will result in redemption, in whole or in part, of the notes. The insurer may not, however, cause the indenture trustee to liquidate the property of the trust, in whole or in part, if the proceeds of the liquidation would not be enough to pay all outstanding principal and accrued interest on the notes. Following an event of default under the indenture, the indenture trustee and the owner trustee will continue to submit claims under the policy for any shortfalls in amounts needed to make payments or distributions of guaranteed amounts on the notes. In addition, the insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest to the date of payment.

     The ability of noteholders to liquidate the trust may be limited. If an event of default under the indenture occurs and the insurer is in default under the policy, the noteholders will be able to declare that the notes become immediately due and payable. In this instance, the noteholders will have the right to control the exercise of remedies available, including the right to direct the indenture trustee to liquidate the property of the trust. However, no noteholders may direct the indenture trustee to liquidate the property of the trust, in whole or in part, unless –

(1)	The insurer has failed to make a payment required under the policy and the event of default under the indenture is a result of either –

•	a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of at least five days in the payment of any interest on any notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust;

     or

(2)	The insurer has not failed to make a payment required under the policy, an event of default has occurred other than as described above, and the proceeds of a liquidation of the trust property will be sufficient to pay all outstanding principal of the notes, together with accrued interest, all amounts due to the insurer under the insurance agreement and any insurer defense costs as described under “The Policy” in this prospectus supplement.

     In the event of a sale of the contracts as described in alternative (2) above, the policy will not be available to cover losses to noteholders resulting from the liquidation of the trust property. The policy will be terminated, and the insurer will have no further obligation to make any payment thereunder.

     Upon a sale of the contracts by the indenture trustee as described in alternative (1) above, if the proceeds from the sale and any amounts on deposit in the spread account and the collection account are not sufficient to pay all the notes in full, then:

•	the amount of principal paid to noteholders will be reduced; and

•	the noteholders will incur a loss on their investment.

See “Description of the Notes – Indenture Events of Default” in this prospectus supplement and “The Indenture – Indenture Events of Default” in the prospectus.

If there is a servicer default, the servicer may be removed only by the insurer or the indenture trustee and the noteholders.

If the servicer is in default under the sale and servicing agreement, only the insurer may terminate the servicer for the default, unless the insurer is in default under the policy. If the servicer is in default under the sale and servicing agreement and the insurer is in default under the policy, the noteholders, or the indenture trustee acting only on behalf of the noteholders, without regard to the interests of the seller, may terminate the servicer. In addition, if the insurer is in default under the policy, the noteholders may waive certain defaults by the servicer. See “Description of the Sale and Servicing Agreement – Servicer Default”, “– Rights Upon Servicer Default” and “– Certain Matters Relating to the Insurer” in this prospectus supplement.

The insurer has the right to exercise all rights of the noteholders under the sale and servicing agreement, the indenture and the trust agreement.

     So long as the insurer is not in default under the policy, it will have the right to exercise all rights, including voting rights, which the noteholders are entitled to exercise under the sale and servicing agreement, the indenture and the trust agreement. However, the insurer cannot exercise the noteholders’ rights to amend the sale and servicing agreement, the indenture or the trust agreement, without the consent of each holder of a note or residual interest affected by the amendment, in any manner that would:

•	reduce the amount of, or delay the timing of, collections of payments of monthly principal and interest on the contracts or distributions required to be made on any class of notes;

•	adversely affect in any material respect the interests of the holders of any class of notes; or

•	alter the rights of any such noteholder to consent to an amendment.

     If the insurer is in default under the policy, it cannot take any action under the sale and servicing agreement, the indenture or the trust agreement, to terminate the servicer, or to control or direct the actions of the trust, the seller, the servicer, the indenture trustee, the owner trustee or the trust agent under the terms of the sale and servicing agreement, the indenture or the trust agreement. Furthermore, the consent of the insurer will not be required with respect to any action, or waiver of a right to take action, to be taken by the trust, the seller, the servicer, the indenture trustee, the owner trustee, the trust agent or the noteholders; except that, the consent of the insurer is required at all times to amend the sale and servicing agreement, the indenture and the trust agreement.

We are subject to system risks.

     In 2001, we converted from an external service provider for our loan accounting and collections systems relating to the motor vehicle contracts in our servicing portfolio to an in-house system. See “The Onyx Portfolio of Motor Vehicle Contracts – Purchase, Origination and Servicing of Motor Vehicle Contracts”. If issues with our in-house system arise in the future, we may be unable to maintain the same level of operations with respect to the funding of motor vehicle contracts and the servicing of our outstanding portfolio.

Terrorist Attacks.

     The long term economic impact of the events of September 11, 2001, and the United States’ continuing military response, remain uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the contracts. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations also increase the likelihood of shortfalls on the contracts under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”). Any shortfalls or losses on the contracts arising from the application of the Relief Act, to the extent not covered by amounts payable to the noteholders from amounts available under any credit enhancement mechanism, could result in losses to the noteholders. See “Certain Legal Aspects of the Contracts – Other Limitations” in the prospectus.

THE TRUST

General

     The trust is a statutory trust formed under the laws of the State of Delaware under the trust agreement for the transactions described in this prospectus supplement. The trust will not engage in any activity other than:

•	acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;

•	issuing the notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The trust’s principal offices are in Newark, Delaware, in care of The Bank of New York (Delaware), as owner trustee, at the address listed below under “– The Owner Trustee and Trust Agent.”

The Owner Trustee and Trust Agent

     The Bank of New York (Delaware) is the owner trustee under the trust agreement, and is a Delaware banking corporation and its principal offices are located at 502 White Clay Center, P.O. Box 6973, Newark, Delaware 19714, Attention: Corporate Trust Department.

     Some functions of the owner trustee under the trust agreement and the sale and servicing agreement will be performed by JPMorgan Chase Bank, a New York banking corporation, in its capacity as trust agent under the trust agreement and the sale and servicing agreement. However, upon the occurrence and continuation of an insurer default, the trust agent will resign and the owner trustee will assume the duties of the trust agent under the trust agreement and the sale and servicing agreement.

     The liability of the owner trustee and the trust agent in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee and the trust agent set forth in the trust agreement and the sale and servicing agreement.

Trust Property

     The trust property will include the items specified under the heading “The Trusts” in the prospectus. The trust property will also include the rights of the indenture trustee under the policy.

     Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee on behalf of the noteholders and for the benefit of the insurer in support of the obligations owing to the insurer under the insurance agreement.

THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

Purchase, Origination and Servicing of Motor Vehicle Contracts

     Onyx’s purchase and origination of motor vehicle contracts are described under “The Onyx Portfolio of Motor Vehicle Contracts – Purchase, Origination and Servicing of Motor Vehicle Contracts” in the prospectus. As of March 31, 2003, Onyx had agreements with approximately 11,007 dealers, of which approximately 90% are franchised new car dealerships and approximately 10% are independent used car dealerships. All of the contracts will have been sold to the seller and then to the trust.

     Onyx, together with its subsidiaries, had acquired or originated motor vehicle contracts totaling approximately $9.1 billion from commencement of operations through March 31, 2003. As of March 31, 2003, Onyx had amassed a servicing portfolio of approximately $2.9 billion. As of March 31, 2003 approximately 76% of Onyx’s servicing portfolio consisted of motor vehicle contracts secured by used motor vehicles, and 24% secured by new motor vehicles. As of March 31, 2003, Onyx had total assets of approximately $409.1 million and stockholder’s equity of $67.3 million.

     Onyx services all motor vehicle contracts in its serviced portfolio. See “Collection Procedures” in the Prospectus. To reduce the costs of servicing its growing portfolio and to improve the functionality of its systems, Onyx acquired a loan accounting and collection system, and brought these processes in-house.

     On or before August 14, 2003, Onyx will be required to enter into a backup servicing arrangement acceptable to the rating agencies and the insurer.

Delinquency and Loan Loss Information

     The following tables set forth information with respect to the experience of Onyx relating to delinquencies, loan losses and recoveries for the portfolio of motor vehicle contracts owned and serviced by Onyx on an annual basis commencing December 31, 2000. The tables include delinquency information relating to those motor vehicle contracts that were purchased, originated, sold and serviced by Onyx. All of the motor vehicle contracts were originally purchased by Onyx from dealers, or originated by Onyx, a subsidiary of Onyx, or others, in accordance with credit underwriting criteria established by Onyx. In February 1994, Onyx commenced its operations as a purchaser and servicer of motor vehicle retail installment sales contracts. Accordingly, Onyx has historical performance for only a certain period with respect to the motor vehicle contracts it purchases and originates and, consequently, delinquencies and loan losses may increase from existing levels in the portfolio with the passage of time. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. See “Risk Factors” in this prospectus supplement and in the prospectus.

     Management continues to rely on the use of current technology such as predictive dialers utilizing an automated processing system for contacting delinquent borrowers. Onyx also has a payment system that allows electronic payment on delinquent accounts to be applied the same day as payment is sent or initiated by the borrower.

Delinquency Experience of Onyx Motor Vehicle Contract Portfolio
(Dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,

	2003	2002	2002	2001	2000

Serviced portfolio	$2,894,883	$2,848,022	$2,905,968	$2,864,338	$2,690,607
Delinquencies (1) (2)
30-59 days	$31,935	$42,947	$51,645	$78,056	$71,681
60-89 days	$7,540	$11,404	$14,127	$20,859	$23,085
90+ days	$7,199	$12,183	$9,118	$15,887	$16,748
Total delinquencies as a percent of servicing portfolio	1.61%	2.34%	2.58%	4.01%	4.14%

(1)	Delinquencies include principal amounts only, net of repossessed inventory and accounts in bankruptcy. Delinquent repossessed inventory as a percent of the serviced portfolio was 0.61%, 0.77% and 0.83% at December 31, 2002, 2001 and 2000, respectively and 0.64% and 0.71% at March 31, 2003 and 2002, respectively. Delinquent thirty-plus days contracts in bankruptcy as a percent of the serviced portfolio were 1.05%, 1.09% and 0.52% at December 31, 2002, 2001 and 2000, respectively and 0.89% and 1.06% at March 31, 2003 and 2002, respectively.

(2)	The period of delinquency is based on the number of days payments are contractually past due.

Loan Loss Experience of Onyx Motor Vehicle Contract Portfolio
(Dollars in Thousands)

	Three Months Ended March 31,		Year Ended December 31,

	2003	2002	2002	2001	2000

Number of contracts	290,440	289,709	291,898	289,426	269,372
Period end serviced portfolio	$2,894,883	$2,848,022	$2,905,968	$2,864,338	$2,690,607
Average serviced portfolio (1)	$2,901,503	$2,857,281	$2,883,497	$2,818,572	$2,456,796
Number of gross charge-offs	3,534	3,303	13,182	12,985	10,091
Gross charge-offs	$22,263	$28,258	$97,074	$90,772	$66,850
Net charge-offs (2)	$18,712	$23,922	$79,803	$78,411	$56,449
Net charge-offs as a percent of average serviced portfolio	2.58%	3.35%	2.77%	2.78%	2.30%

(1)	Average is based on daily balances.

(2)	Net charge-offs are gross charge-offs minus recoveries on contracts previously charged off.

THE CONTRACTS

     All of the contracts will have been purchased by the seller from Onyx. All of the contracts have been purchased by Onyx from new and used car dealers unaffiliated with Onyx or the seller. See “The Onyx Portfolio of Motor Vehicle Contracts” in this prospectus supplement and in the prospectus. Each of the contracts in the trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the rule of 78’s method, the actuarial method or the simple interest method. Each of these methods is explained under the heading “The Onyx Portfolio of Motor Vehicle Contracts – Allocation of Payments on Contracts to Interest and Principal” in the prospectus. Initial contracts representing approximately 1.49% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date allocate interest and principal in accordance with the rule of 78’s or the actuarial method, and initial contracts representing approximately 98.51% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date allocate interest in accordance with the simple interest method.

     The contracts will have been selected from the motor vehicle contracts in the portfolio of Onyx using the following criteria. No selection procedures will have been used with respect to the contracts that are believed by Onyx or the seller to be adverse to the noteholders or the insurer. Initial contracts representing approximately 26.52% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date are secured by new vehicles, and initial contracts representing approximately 73.48% of the aggregate principal balance of the initial contracts as of the Initial Cut-Off Date are secured by used vehicles. The seller may not substitute other motor vehicle contracts for the contracts at any time during the term of the sale and servicing agreement.

     The seller will represent that each contract included in the trust satisfies the following eligibility requirements:

•	the contract is secured by a new or used automobile, light-duty truck or van;

•	the contract has a remaining maturity as of the applicable Cut-Off Date of not more than 72 months;

•	the contract has an original maturity of not more than 72 months;

•	the contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the rule of 78’s, actuarial or the simple interest method, except for the last payment, which may be minimally different from the level payments;

•	the contract is secured by a vehicle that as of the applicable Cut-Off Date has not been repossessed without reinstatement;

•	the contract has no payment more than 30 days past due as of the applicable Cut-Off Date;

•	the contract has a remaining principal balance as of the applicable Cut-Off Date of at least $500; and

•	as of the applicable Cut-Off Date, the seller has not received notice that the related obligor has filed for bankruptcy.

     Set forth below is data concerning the initial contracts as of the Initial Cut-Off Date which had an aggregate principal balance as of the Initial Cut-Off Date of $134,997,964.18. Data concerning all of the contracts (including the initial contracts, the subsequent contracts and the prefunded contracts) will be available to purchasers of the notes at or before the end of the funding period and will be filed with the SEC on Form 8-K within 15 days after the end of the funding period. Because the financial and other data for the subsequent contracts and the prefunded contracts will differ somewhat from the data for the initial contracts, the characteristics of the contracts as a whole are likely to vary from the characteristics of the initial contracts described below.

Composition of the Initial Contracts

Aggregate principal balance	$134,997,964.18
Number of contracts	8,724
Average principal balance outstanding	$15,474.32
Average original amount financed	$15,530.01
Original amount financed (range)	$2,000.00 to $74,000.00
Weighted average APR	8.79%
APR (range)	2.90% to 25.00%
Weighted average original term	60.15	mos.
Original term (range)	12 to 72	mos.
Weighted average remaining term	59.96	mos.
Remaining term (range)	12 to 72	mos.

Distribution by APRs of the Initial Contracts

	Number of Initial	% of Initial	Principal	% of Initial Cut-Off
APR Range	Contracts	Contracts	Balance	Pool Balance

0.000% to 7.000%	3,431	39.33%	$66,636,235.46	49.36%
7.001% to 8.000%	736	8.44%	12,078,149.21	8.95%
8.001% to 9.000%	624	7.15%	9,298,525.02	6.89%
9.001% to 10.000%	664	7.61%	9,243,154.56	6.85%
10.001% to 11.000%	417	4.78%	5,534,580.47	4.10%
11.001% to 12.000%	390	4.47%	4,911,013.36	3.64%
12.001% to 13.000%	428	4.91%	5,239,073.81	3.88%
13.001% to 14.000%	328	3.76%	4,070,003.19	3.01%
14.001% to 15.000%	371	4.25%	4,231,809.18	3.13%
15.001% to 16.000%	319	3.66%	3,605,612.88	2.67%
16.001% to 17.000%	235	2.69%	2,649,297.03	1.96%
17.001% to 18.000%	220	2.52%	2,265,633.93	1.68%
18.001% to 19.000%	157	1.80%	1,648,403.41	1.22%
19.001% to 20.000%	138	1.58%	1,352,368.36	1.00%
20.001% to 21.000%	91	1.04%	774,653.05	0.57%
Over 21.000%	175	2.01%	1,459,451.26	1.08%

Totals	8,724	100.00%*	$134,997,964.18	100.00%*

* Percentages may not add to 100% because of rounding.

Geographic Concentration of the Initial Contracts

	Number	% of		% of
	of Initial	Initial	Principal	Initial Cut-Off
State	Contracts	Contracts	Balance	Pool Balance

Alabama	75	0.86%	$1,148,330.68	0.85%
Arizona	339	3.89%	5,419,841.11	4.01%
California	2,155	24.70%	36,296,074.18	26.89%
Colorado	101	1.16%	1,507,209.89	1.12%
Connecticut	48	0.55%	679,176.96	0.50%
Delaware	81	0.93%	1,151,767.71	0.85%
Florida	746	8.55%	11,183,557.25	8.28%
Georgia	431	4.94%	6,783,943.23	5.03%
Idaho	46	0.53%	568,021.34	0.42%
Illinois	508	5.82%	7,091,098.45	5.25%
Indiana	96	1.10%	1,281,805.11	0.95%
Iowa	66	0.76%	978,284.60	0.72%
Kansas	71	0.81%	968,816.60	0.72%
Kentucky	52	0.60%	752,448.20	0.56%
Maryland	150	1.72%	2,515,128.21	1.86%
Massachusetts	144	1.65%	2,099,349.25	1.56%
Michigan	362	4.15%	5,463,253.47	4.05%
Minnesota	99	1.13%	1,407,549.55	1.04%
Missouri	203	2.33%	2,830,043.18	2.10%
Montana	10	0.11%	138,982.59	0.10%
Nebraska	33	0.38%	483,359.76	0.36%
Nevada	247	2.83%	3,659,201.51	2.71%
New Hampshire	62	0.71%	716,596.69	0.53%
New Jersey	384	4.40%	5,628,384.32	4.17%
North Carolina	295	3.38%	5,049,582.76	3.74%
Ohio	54	0.62%	761,426.33	0.56%
Oklahoma	98	1.12%	1,491,221.96	1.10%
Oregon	179	2.05%	2,689,689.00	1.99%
Pennsylvania	378	4.33%	5,436,803.80	4.03%
South Carolina	113	1.30%	1,777,496.86	1.32%
Tennessee	190	2.18%	2,995,402.60	2.22%
Texas	334	3.83%	5,410,584.68	4.01%
Utah	80	0.92%	1,055,864.07	0.78%
Virginia	338	3.87%	5,364,286.77	3.97%
Washington	146	1.67%	2,038,689.56	1.51%
West Virginia	10	0.11%	174,691.95	0.13%

Totals	8,724	100.00%*	$134,997,964.18	100.00%*

* Percentages may not add to 100% because of rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The contracts are or will be prepayable in full by the obligors at any time without penalty. See “Maturity and Prepayment Considerations” in the prospectus regarding the effects of prepayments on the weighted average life of the contracts. As the rate of payment of principal of each class of notes depends primarily on the rate of payment, including prepayments, of the principal of the contracts, final payment of any class of notes is expected to occur earlier, and could occur significantly earlier, than the respective final scheduled distribution date for each class of notes.

     All full and partial prepayments on simple interest contracts and all full prepayments on rule of 78’s and actuarial contracts will be paid to noteholders on the distribution date immediately following the calendar month in which the prepayments are received. Accordingly, the prepayments will shorten the average life of those contracts and, therefore, of the notes. Partial prepayments on rule of 78’s and actuarial contracts are treated as payments in advance and, accordingly, will not affect the average life of the contracts. The obligors can prepay the contracts in full at any time without penalty.

     Onyx can make no prediction as to the actual prepayment rates that will be experienced on the contracts in either stable or changing interest rate environments. In addition, the rate of payment of principal of each class of notes will be affected by the incidence of delinquencies, defaults and losses, by the application of the Accelerated Principal Distributable Amount to pay the principal of the notes, and by any accelerated payments made on the notes following an event of default under the indenture. The rate of payment of principal of each class of notes will also be affected if sufficient additional motor vehicle contracts are not generated for purchase by the trust prior to the end of the funding period, because any balance remaining in the prefunding account at the end of the funding period will be paid to the noteholders on the distribution date immediately following the end of the funding period. See “Description of the Notes – Mandatory Partial Redemption”. Although the seller believes that sufficient additional motor vehicle contracts will be acquired by Onyx prior to the end of the funding period, no assurances can be given in that regard. Onyx anticipates that the aggregate principal amount of the prefunded contracts sold to the seller and transferred to the trust during the funding period will not be exactly equal to the initial deposit in the prefunding account and that, therefore, there will be at least a nominal amount of principal prepaid to the class A-1 noteholders. See “Risk Factors – Prepayments on contracts will cause prepayment on your notes resulting in reinvestment risk to you” in this prospectus supplement.

USE OF PROCEEDS

     The net proceeds from the sale of the notes will be used by the trust to purchase the contracts and rights to certain trust accounts, including the prefunding account and the capitalized interest account from the seller under the sale and servicing agreement. The net proceeds to be received by the seller from the sale of the notes to the underwriters will be used by the seller to repay some or all of the indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the contracts, to fund the prefunding account and the capitalized interest account and to pay other expenses in connection with the pooling of the contracts and the issuance of the notes.

DESCRIPTION OF THE NOTES

     The notes will be issued under the terms of the indenture, a form of which will be filed with the SEC following the issuance of the notes. The following summaries describe the material terms of the notes and the indenture, but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the notes and the indenture. Where particular provisions of or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summaries. The following summaries of terms of the indenture supplement and, to the extent inconsistent therewith, replace, the description of the general terms and provisions of the indenture set forth under the heading “The Indenture” in the prospectus, to which description reference is hereby made.

Payments of Interest

     Interest on the outstanding principal amount of each class of notes will accrue during the Interest Accrual Period at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each distribution date, commencing August 15, 2003. Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on the shortfall at the related interest rate. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months, with the exception of the class A-1 notes, with respect to which interest will be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. Interest payments on the notes will be made as described below under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

Payments of Principal

     Principal payments will be made to the noteholders, to the extent described below, on each distribution date in an amount equal to the Note Principal Distributable Amount as described below under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

     Principal payments on the notes will be applied on each distribution date from the note distribution account –

•	first, to the holders of the class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero;

•	second, to the holders of the class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero;

•	third, to the holders of the class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero; and

•	fourth, to the holders of the class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero.

     The Note Principal Distributable Amount for each distribution date will include an amount equal to the Accelerated Principal Distributable Amount, if any, for that distribution date. See “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement.

     The principal amount of each class of notes, to the extent not previously paid, will be due on the final scheduled distribution date for that class of notes. The actual date on which the outstanding principal amount of any class of notes is paid is expected to be earlier, and could be significantly earlier, than the final scheduled distribution date for that class based on a variety of factors, including the factors described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Mandatory Partial Redemption

     If an amount equal to or less than $50,000 remains on deposit in the prefunding account at the end of the funding period, the class A-1 notes will be prepaid in part on the distribution date immediately following the end of the funding period. If an amount in excess of $50,000 remains on deposit in the prefunding account at the end of the funding period, the notes will be prepaid in part, pro rata based on the then current principal balance of the notes, on the distribution date immediately following the end of the funding period. The amount of any such prepayment will be equal to the balance remaining on deposit in the prefunding account, exclusive of any investment earnings thereon, after giving effect to the sale to the trust of all prefunded contracts during the funding period, including any such sale on the date the funding period ends.

     It is anticipated that the aggregate principal amount of prefunded contracts purchased by the trust and delivered to the owner trustee during the funding period will not be exactly equal to the initial deposit into the prefunding account and that, therefore, there will be at least a nominal amount of principal prepaid to the noteholders of the class A-1 notes.

Optional Redemption

     Each class of outstanding notes will be subject to redemption in whole, but not in part, on any distribution date on which the aggregate outstanding principal balance of the contracts has declined to 10% or less of the Original Pool Balance. The redemption price for each class of notes will equal the unpaid principal amount of that class of notes plus accrued and unpaid interest thereon at the applicable interest rate. To effect a redemption of the notes, the servicer will be required to pay any amounts remaining unpaid to the insurer under the insurance agreement. Any redemption will effect early retirement of each class of outstanding notes. See “Description of the Sale and Servicing Agreement – Termination” in this prospectus supplement.

The Indenture Trustee

     JPMorgan Chase Bank will be the indenture trustee. The indenture trustee is a New York banking corporation and its Corporate Trust Office is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Structured Finance Services – Onyx Acceptance Owner Trust 2003-C.

     The indenture trustee will have the rights and duties set forth under “Description of the Transfer and Servicing Agreements – The Trustee and the Indenture Trustee” in the prospectus.

Indenture Events of Default

     Those events which constitute a default by the indenture trustee under the indenture are set forth under “The Indenture – Indenture Events of Default” in the prospectus. Upon an event of default under the indenture, the insurer and the noteholders will have the rights set forth in the prospectus under “The Indenture – Rights Upon Indenture Event of Default.”

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

     The following summary, together with the information set forth in the accompanying prospectus, includes a description of the material terms of the sale and servicing agreement. The sale and servicing agreement will be filed with the SEC following the issuance of the notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the sale and servicing agreement. The following summary supplements the description of the general terms and provisions of the sale and servicing agreement set forth under the heading “Description of the Transfer and Servicing Agreements” in the prospectus, to which description reference is hereby made.

Sale and Assignment of the Contracts

     At the time of issuance of the notes, the seller will sell and assign to the trust, without recourse, the seller’s entire interest in the funded contracts and the proceeds thereof, including its security interests in the financed vehicles. Concurrently with the sale and assignment of the funded contracts, the seller will deposit approximately $170,000,000 into the prefunding account for the purchase of prefunded contracts during the funding period. Each funded contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement and each prefunded contract will be identified in a supplement to such schedule. Concurrently with the sale and assignment of the funded contracts, the trust will pledge the assets acquired by it to the indenture trustee under the indenture, and the notes will be delivered to the underwriters against payment to the seller of the net purchase price of the sale of the notes. Before the sale of the funded contracts to the trust and the issuance of the notes, each of Onyx’s participating subsidiaries will sell and assign to Onyx under a purchase agreement, without recourse, its entire interest in the funded contracts, and Onyx will sell and assign to the seller its entire interest in the funded contracts.

     On each prefunding transfer date during the funding period, Onyx will sell and assign to the seller, without recourse, its entire interest in the prefunded contracts being sold and the proceeds thereof, including its security interests in the related financed vehicles. The purchase price to be paid to Onyx for each prefunded contract will equal the principal balance thereof as of the related Prefunding Cut-Off Date. The seller will, in turn, sell and assign to the trust, without recourse, the seller’s entire interest in those prefunded contracts and the proceeds thereof, including its security interests in the related financed vehicles. Concurrently with such sale and assignment, the trust will pledge the assets acquired by it to the indenture trustee under the indenture. In connection with each purchase of prefunded contracts, the trust will be required to pay to the seller an amount equal to the amount paid by the seller to Onyx for such prefunded contracts, which purchase price will be paid from funds on deposit in the prefunding account. On the business day preceding each prefunding transfer date, the seller will deliver a transfer certificate setting forth the aggregate principal balance of the related prefunded contracts, an affirmation of the representations and warranties set forth in the sale and servicing agreement with respect to the seller and such prefunded contracts and other information. Additionally, on the prefunding transfer date the seller will deliver to the trust the prefunded contracts identified in the transfer certificate.

     As of each prefunding transfer date, the trust’s assets will then include:

•	the prefunded contracts delivered to the trust on such prefunding transfer date, each of which was purchased from the seller and each of which is secured by a new or used automobile, light-duty truck or van;

•	certain documents relating to the prefunded contracts;

•	certain monies received with respect to the prefunded contracts on or after the related Prefunding Cut-Off Date;

•	security interests in the financed vehicles and the rights to receive proceeds from claims on certain insurance policies covering the financed vehicles or the individual obligors under each related prefunded contract;

•	the right of the seller to cause Onyx to repurchase certain prefunded contracts under specified circumstances; and

•	all proceeds of the foregoing.

     All legal opinions, officers’ certificates and other documentation necessary with respect to the prefunded contracts delivered to the trust and pledged to the indenture trustee on each prefunding transfer date will be executed and delivered as of the last day of the funding period.

     See “Description of the Transfer and Servicing Agreements – Sale and Assignment of the Contracts” in the prospectus.

The Accounts

     The Collection, Payahead and Payment Accounts. The collection account and the payahead account referred to in the prospectus under “Description of the Transfer and Servicing Agreements – The Collection Account and Eligible Investments” and “– Payahead Account” will be established by the servicer and maintained by a financial institution acceptable to the indenture trustee and the insurer in the name of the indenture trustee. The indenture trustee will establish and maintain a payment account, in the name of the indenture trustee, into which amounts released from the collection account and other amounts for distribution to noteholders will be deposited prior to transfer of those amounts to the distribution account described below.

     The Note Distribution Account. The servicer will establish and maintain with the indenture trustee a note distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the payment account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

     The Prefunding Account. The servicer will establish and maintain with the indenture trustee an account in the name of the indenture trustee for the benefit of the noteholders and the insurer into which the seller will make an initial deposit on the closing date of the amount by which the original principal balance of the notes exceeds the principal balance of the funded contracts, which amount is expected to be approximately $170,000,000. Monies will be released from the prefunding account during the funding period to purchase prefunded contracts from the seller.

     The prefunding account will be part of the trust but monies on deposit therein will not be available to cover losses on or in respect of the contracts. Any balance remaining on deposit in the prefunding account as of the end of the funding period will be payable as a prepayment of principal to the class A-1 noteholders on the immediately following distribution date; provided, however, if the balance remaining on deposit in the prefunding account as of the end of the funding period exceeds $50,000, such balance will be payable as a prepayment of principal to all of the noteholders, pro rata based on the then current principal balance of the notes, on the immediately following distribution date. See “Description of the Notes — Mandatory Partial Redemption”.

     Funds on deposit in the prefunding account may be invested in Eligible Investments in the manner described in the sale and servicing agreement. Earnings on investment of funds in the prefunding account will be used, together with the Capitalized Interest Amount, to pay interest on the portion of the note balance relating to the prefunding account. All income or other gain from investment of the funds in the prefunding account shall be withdrawn from the prefunding account and deposited in the payment account no later than the business day immediately preceding any distribution date during (and immediately following) the funding period.

     Upon each conveyance to the trust of prefunded contracts on a prefunding transfer date, an amount equal to the purchase price paid by the seller to Onyx for such prefunded contracts will be released from the prefunding account and paid to the seller.

     The Capitalized Interest Account. On the closing date, the seller will deposit an amount agreed to by the insurer in a segregated trust account to be maintained for the benefit of the noteholders and the insurer from a portion of the proceeds received upon the sale of the notes. Monies in the capitalized interest account will be available to cover the projected interest shortfall in respect of amounts on deposit in the prefunding account during the funding period. The capitalized interest account will be an asset of the trust. Amounts may be released to the seller from the capitalized interest account during or after the funding period as described in the sale and servicing agreement.

     The Spread Account. The spread account will be established and maintained as described under “Description of the Sale and Servicing Agreement – Payment Priorities of the Notes; The Spread Account” and “– Withdrawals from the Spread Account” in this prospectus supplement.

Payments on Contracts

     Net collections on the contracts will be deposited in or credited to the collection account within two business days of the receipt by the servicer of payments from obligors. Net collections with respect to a distribution date and the related Collection Period will include:

•	amounts received with respect to the contracts in the Collection Period representing monthly installments of principal and interest;

•	full prepayments and partial prepayments, pending transfer of partial prepayments on any rule of 78’s or actuarial contracts to the payahead account;

•	Net Liquidation Proceeds and Net Insurance Proceeds;

•	any amounts deposited by Onyx or the seller in the collection account to purchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by the seller in the sale and servicing agreement that materially and adversely affect the interests of the noteholders or the insurer;

•	any amounts deposited by the servicer in the collection account to purchase contracts as to which the servicer has breached its servicing covenants; and

•	any amounts deposited by the servicer in the collection account as a result of the servicer exercising its right to purchase all of the remaining contracts.

     Partial prepayments of rule of 78’s and actuarial contracts are initially deposited in the collection account and are transferred to the payahead account on the Servicer Report Date.

Distributions

     On the business day immediately preceding each distribution date, the servicer will cause funds equal to the amount of net collections available with respect to that distribution date to be withdrawn from the collection account and deposited into the payment account. On each distribution date, the indenture trustee, based solely on the distribution date statement provided to the indenture trustee by the servicer, will apply the net collections on deposit in the payment account available with respect to the related Collection Period together with amounts, if any, withdrawn from the spread account, the prefunding account, the capitalized interest account or representing payment of the Insured Amount, to make the following deposits and distributions in the following amounts and order of priority:

(1)	to the servicer, and, if applicable, the backup servicer, the servicing fees, including any accrued and unpaid servicing fees with respect to one or more prior Collection Periods;

(2)	to the indenture trustee, the owner trustee and the trust agent, any accrued and unpaid fees of the indenture trustee, the owner trustee and the trust agent, in each case to the extent the fees have not been previously paid;

(3)	to the note distribution account, the Note Interest Distributable Amount to be paid pro rata to the holders of the notes at their respective interest rates;

(4)	to the note distribution account, if the distribution date is a final scheduled distribution date for any class of notes, the Note Principal Distributable Amount to the extent of the remaining principal amount of that class of notes, to be paid to the holders of that class of notes;

(5)	if such distribution date is the Mandatory Partial Redemption Date, to the note distribution account, the Mandatory Partial Redemption Amount, to be distributed to the holders of the class A-1 notes if such amount is less than or equal to $50,000 and to be distributed to the holders of all notes, pro rata based on the then current principal balance of the notes, if such amount exceeds $50,000.

(6)	to the note distribution account, from amounts remaining after giving effect to the distributions described in clauses (1) through (5) above, the remaining Note Principal Distributable Amount, after giving effect to the payment, if any, described in clauses (4) and (5) above, to be paid –

•	first, to the holders of the class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero;

•	second, to the holders of the class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero;

•	third, to the holders of the class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero; and

•	fourth, to the holders of the class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero;

(7)	to the insurer, after giving effect to the distributions described in clauses (1) through (6) above, any amounts, including the premium set forth in the insurance agreement owing to the insurer under the insurance agreement and any insurer defense costs as described under “The Policy” in this prospectus supplement;

(8)	to the spread account, after giving effect to the distributions described in clauses (1) through (7) above, the amount, if any, required to increase the amount in the spread account to the Spread Account Maximum for that distribution date; and

(9)	any amounts remaining after distribution of the Accelerated Principal Distributable Amount as part of the Note Principal Distributable Amount, if applicable, will be deposited into the spread account and will be applied as described in the second paragraph under “Description of the Sale and Servicing Agreement – Withdrawals from the Spread Account” in this prospectus supplement.

     If the notes are accelerated following an event of default under the indenture, amounts collected will be applied –

•	first, to pay any unpaid servicing fees to the servicer and, if applicable, the backup servicer;

•	second, to pay any accrued and unpaid fees and expenses of the indenture trustee, owner trustee and trust agent without preference or priority of any kind;

•	third, to pay accrued interest on each class of notes on a pro rata basis based on the interest accrued, including interest accrued on past-due interest, on each class of notes;

•	fourth, to pay principal on the notes, on a pro rata basis based on the aggregate principal balance of each class of notes, until the aggregate principal balance of each such class of notes is reduced to zero;

•	fifth, to pay amounts owing the insurer under the insurance agreement and any insurer defense costs as described under “The Policy” in this prospectus supplement; and

•	sixth, to the spread account, to be applied in accordance with the insurance agreement.

     Amounts on deposit in the spread account on a distribution date will be available to make payments and distributions on that distribution date as described under “– Withdrawals from the Spread Account” in this prospectus supplement.

     Under the policy, the insurer is obligated to provide for payment to the indenture trustee on each distribution date of any Insured Amount, provided the insurer has received the appropriate payment notice from the indenture trustee. In addition, on any distribution date, the insurer may elect, in its sole discretion, to pay all or a portion of any shortfalls in the amount of net collections available to distribute the amounts described in clause (6) above. See “The Policy” in this prospectus supplement.

Payment Priorities of the Notes; The Spread Account

     The rights of the noteholders to receive distributions with respect to the contracts will be subordinated to the rights of –

•	the servicer and the backup servicer, to the extent that either of them has not been paid all accrued and unpaid servicing fees; and

•	the indenture trustee, the owner trustee and the trust agent, to the extent any of them has not received accrued and unpaid fees.

     In addition, the rights of the noteholders to receive distributions with respect to the contracts will be subject to the priorities set forth under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement to the extent described above. These priorities are intended to enhance the likelihood of timely receipt by the noteholders of the full amount of interest and principal required to be paid to them, and to afford the noteholders limited protection against losses in respect of the contracts.

     The foregoing protection will be effected both by the preferential right of the noteholders to receive, to the extent described in this prospectus supplement, current distributions with respect to the contracts, and by the establishment of the spread account. The spread account will be a part of the trust and will be a segregated trust account in the name of the indenture trustee. The indenture trustee will have a perfected security interest in all amounts deposited in or credited to the spread account as well as all Eligible Investments. The spread account will be funded by the deposit therein of amounts under clauses (8) and (9) under “– Distributions” above.

     Amounts held from time to time in the spread account will continue to be held for the benefit of holders of the notes and the insurer and may be invested in Eligible Investments. Investment income on monies on deposit in the spread account will be credited to the spread account. Any loss on the investment will be charged to the spread account.

     The Spread Account Maximum may increase or decrease over time, without the consent of any of the noteholders, as a result of floors, caps and triggers set forth in the insurance agreement. In addition, there can be no assurance that the Spread Account Maximum will be reached at any given time. Consequently, noteholders should not rely on amounts on deposit or to be deposited in the spread account in evaluating the likelihood that the notes will be repaid.

Withdrawals from the Spread Account

     Amounts held from time to time in the spread account will continue to be held for the benefit of the noteholders and the insurer. On each distribution date funds will be withdrawn from the spread account and deposited into the payment account to the extent that the sum of the amounts set forth in clauses (1) though (4) under “– Distributions” above with respect to that distribution date exceeds the sum of (x) the amount of net collections available with respect to that distribution date, and (y) the amounts transferred from the prefunding account and the capitalized interest account to the payment account with respect to such distribution date. Funds will also be withdrawn from the spread account to reimburse the insurer for any draws under the policy with respect to any Avoided Payment Amount.

     If the amount on deposit in the spread account on any distribution date, after giving effect to all deposits to and withdrawals from the spread account on that distribution date, is greater than the Spread Account Maximum for that distribution date, then the indenture trustee will distribute any excess –

•	first, to the insurer, to the extent of any amounts owing to the insurer under the insurance agreement and any insurer defense costs as described under “The Policy” in this prospectus supplement;

•	second, to the holders of the residual interests in the trust.

     Upon any distributions to the insurer or the holders of the residual interests, the noteholders will have no further rights in, or claims to, such amounts.

     None of the noteholders, the indenture trustee, the owner trustee, the trust agent, the seller, the insurer or the holders of the residual interests will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the noteholders. The obligations of the insurer under the policy will not be diminished or otherwise affected by any amounts distributed to the insurer as described in the preceding paragraph.

Servicing Fee

     The servicer will be entitled to compensation for the performance of its obligations under the sale and servicing agreement. The servicer will be entitled to receive as its servicing fee on each distribution date an amount equal to the product of one-twelfth of 1% per annum multiplied by the aggregate outstanding balance of the contracts as of the end of the Collection Period preceding the related Collection Period. In addition, if there are any amounts due to the backup servicer that are not otherwise paid, the servicing fee will be increased by such amounts and such amounts will be paid to the backup servicer. As additional compensation, the servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the contracts. The servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments of funds credited to the collection account and the payahead account. The servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of the expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

     The sale and servicing agreement requires the servicer to use its best efforts to collect all payments called for under the terms and provisions of the contracts. The servicer, consistent with the foregoing, will be permitted, in its discretion, to waive charges and grant extensions as described under “Description of the Transfer and Servicing Agreements – Waivers and Extensions” in the prospectus. The maturity date of a contract, however, may not be extended more than 180 days past the originally scheduled maturity date, and in no event beyond the latest final scheduled distribution date for the notes.

Servicer Default

     The events which constitute a servicer default under the sale and servicing agreement are described under “Description of the Transfer and Servicing Agreements – Servicer Default” in the prospectus. Additionally, the occurrence of trigger events set forth in the insurance agreement will constitute a servicer default.

Rights Upon Servicer Default

     If a default by the insurer has occurred and is continuing, then upon the occurrence of a servicer default, the indenture trustee, owner trustee and the noteholders will have the rights described under “Description of the Transfer and Servicing Agreement – Rights Upon Servicer Default” in the prospectus. However, if an insurer default shall not have occurred and be continuing, then only the insurer, and not the indenture trustee, the owner trustee or the noteholders, may terminate the servicer. Upon the termination or resignation of the servicer, the insurer may appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the insurer does not appoint a successor servicer, the backup servicer will agree to assume the servicing obligations and duties of the servicer until a successor servicer, if any, is appointed.

Waiver of Servicer Default

     If a default by the insurer has occurred and is continuing, then upon the occurrence of a servicer default, the noteholders will have the right to waive defaults by the servicer as described under “Description of the Transfer and Servicing Agreements – Waiver of Servicer Default” in the prospectus. However, if an insurer default shall not have occurred and be continuing, then only the insurer, and not the noteholders, may waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences. No waiver by the insurer will impair the insurer’s or the noteholders’ rights with respect to subsequent servicer defaults.

Termination

     The obligations of the servicer, the seller, the owner trustee and indenture trustee with respect to the related noteholders under the trust agreement, sale and servicing agreement or indenture will terminate as described under “Description of the Transfer and Servicing Agreements – Termination” in the prospectus, and as set forth below.

     In order to avoid excessive administrative expenses, the servicer will be permitted at its option to purchase the remaining contracts from the trust on any distribution date as of which the aggregate outstanding principal balance of the contracts has declined to 10% or less of the Original Pool Balance, at a price equal to the greater of –

•	the sum of:

•	the aggregate outstanding principal balance of the contracts on the date of repurchase, plus

•	accrued and unpaid interest on the contracts; and

•	the sum of:

•	the aggregate unpaid principal amount of the notes, plus

•	accrued and unpaid interest thereon, plus

•	all amounts due to the insurer under the insurance agreement and any insurer defense costs as described under “The Policy” in this prospectus supplement.

     The trust agent and indenture trustee will give written notice of termination to each noteholder of record. The final distribution to each noteholder will be made only upon surrender and cancellation of the holder’s notes at the office or agency of the related trustee specified in the notice of termination. Any funds remaining in the trust, after the trustee has taken measures to locate a noteholder and those measures have failed, will be distributed to a charity designated by the servicer.

     Any outstanding notes will be redeemed concurrently with any purchase described above.

Payment in Full of Notes

     Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the residual interest holders will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided therein.

Certain Matters Relating to the Insurer

     In the event an insurer default shall have occurred and be continuing, the insurer shall not have the right to take any action under the sale and servicing agreement, the indenture or the trust agreement, to terminate the servicer, or to control or direct the actions of the seller, the servicer, the owner trustee or the indenture trustee under the terms of the sale and servicing agreement, the indenture or the trust agreement, nor shall the consent of the insurer be required with respect to any action, or waiver of a right to take action, to be taken by the seller, the servicer, the indenture trustee, the owner trustee, the noteholders or the residual interestholders, except with respect to certain rights of the insurer in connection with any action, proceeding or investigation that could adversely affect the trust or the trust estate or the rights or obligations of the insurer under the transaction documents or the policy as described under “The Policy” in this prospectus supplement; provided, that the consent of the insurer shall be required at all times with respect to any amendment of the sale and servicing agreement, the indenture or the trust agreement.

THE POLICY

     The insurer, in consideration of the payment of the premium and subject to the terms of the policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each Insured Amount will be received by the indenture trustee, or its successors, as trustee for the Owners, on behalf of the Owners from the insurer, for distribution by the indenture trustee, to each Owner of each Owner’s proportionate share of the Insured Amount. The insurer’s obligations under the policy shall be discharged to the extent that (i) funds to pay the notes are deposited by the servicer in accordance with the sale and servicing agreement (ii) funds are withdrawn from the spread account to cover shortfalls in net collections available to pay the Insured Amount and (iii) funds due under the policy are disbursed by the insurer as provided in the policy, in each case, whether or not such funds are properly applied by the indenture trustee. Payments of Insured Amounts will be made only at the time set forth in the policy. The policy will not guarantee payments of principal on any class of notes other than the payment of the outstanding principal amount of a class of notes on the final scheduled distribution date for that class of notes, and will not guarantee payment of any amounts which become due on an accelerated basis as a result of a default by the trust, the occurrence of an event of default under the indenture, a mandatory or optional redemption, in whole or in part, or any other cause, unless the insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which event the Insured Amount will include such accelerated payments at such time and to the extent so elected by the insurer). The policy does not cover shortfalls, if any, attributable to (i) any make whole, redemption or call premium payable in respect of the notes, (ii) any amounts due in respect of the notes attributable to any increase in interest rate, penalty or other sum payable by the trust by reason of any default or event of default in respect of the notes, or by reason of any deterioration of the creditworthiness of the trust or (iii) the liability of the trust for withholding taxes, if any (including interest and penalties in respect of such liability).

     The insurer will pay any Insured Amount that is an Avoided Payment Amount no later than 2:00 p.m. New York City time on the business day following receipt by the insurer of:

•	a certified copy of the final order requiring the return of a preference payment;

•	an assignment in such form as is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the Owner relating to or arising under such Avoided Payment Amount; and

•	a payment notice from the indenture trustee, in form satisfactory to the insurer, to effect the appointment of the insurer as attorney-in-fact for the indenture trustee and Owner in any legal proceeding related to the preference payment.

     If the above documents are received after 10:00 a.m. New York City time on a business day, or any day that is not a business day, they will be deemed to be received on the following business day. Payments of any Avoided Payment Amount will be disbursed to the receiver, conservator, debtor-in-possession or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless the Owner has returned principal or interest paid on the notes to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the payment will be disbursed to the indenture trustee for distribution to such Owner.

     The insurer will pay any other amount payable under the policy on the later of:

•	12:00 noon New York City time, on the distribution date on which the related Scheduled Payment Amount is due; or

•	2:00 p.m. New York City time, on the first business day following receipt by the insurer, of a notice specifying the Insured Amount which is due and owing or will be due and owing on the following distribution date; provided, that if the notice is received after 10:00 a.m. New York City time on any business day, it will be deemed to be received on the following business day.

     If any notice received by the insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the policy it will be deemed not to have been received by the insurer, and the insurer will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Insured Amounts due under the policy, unless otherwise stated therein, will be disbursed by the insurer to the indenture trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of such payment.

     Subject to the terms of the indenture, the insurer shall be subrogated to the rights of each Owner to receive payments under the notes to the extent of any payment by the insurer under the policy.

     The policy shall be construed and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York, without regard to conflict of law principles that would require the application of the laws of any other jurisdiction. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to the latest final scheduled distribution date of the notes. The policy may not be further endorsed or modified without the written consent of the insurer and the indenture trustee.

     Under the policy, the insurer will irrevocably and unconditionally guarantee timely payment of interest and ultimate payment of principal due on the notes, as described under “The Policy” in this prospectus supplement. The insurer’s obligations under the policy will be discharged to the extent that (i) amounts are deposited by the servicer into the collection account, (ii) amounts are withdrawn from the spread account to cover shortfalls in net collections available to pay Insured Amounts and (iii) amounts due under the policy are received by the indenture trustee, whether or not the amounts are properly applied by the indenture trustee.

     The indenture trustee, the owner trustee and the trust agent will be required to promptly provide notice to the insurer of any action, proceeding or investigation, of which the indenture trustee, the owner trustee or the trust agent, as the case may be, has actual knowledge, that could adversely affect the trust or the trust estate or the rights or obligations of the insurer under the transaction documents or the policy. The insurer may, in its sole discretion, institute, assume or control the defense of such action, proceeding or investigation. The insurer will have the right to consent to any settlement of any such action, proceeding or investigation. The insurer will be entitled to reimbursement of all costs and expenses incurred by it (including costs and expenses of the trust agent, the indenture trustee or the owner trustee paid by the insurer) in connection with such action, proceeding or investigation, including, without limitation, any judgment or settlement entered into affecting the insurer or the insurer’s interests, together with interest thereon, the insurer defense costs, payable from (i) funds available to the trust after payment of all amounts due under the sale and servicing agreement to the servicer, the indenture trustee, the owner trustee, the trust agent and the investors and (ii) amounts in the spread account.

Insurer Default

     All references in the prospectus and in this prospectus supplement to a default by the insurer shall mean the occurrence and continuance of any of the following events:

•	the insurer shall have failed to make a payment required under the policy in accordance with its terms;

•	the insurer shall have:

•	filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	made a general assignment for the benefit of its creditors; or

•	had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

•	a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree:

•	appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

•	authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer, or the taking of possession of all or any material portion of the property of the insurer.

DESCRIPTION OF THE INSURER

     The following information has been supplied by the insurer for inclusion in this prospectus supplement. No representation is made by the issuer, the seller or the servicer as to the accuracy or completeness of the information.

     The insurer accepts no responsibility for the accuracy or completeness of this prospectus supplement, the related prospectus or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading. In addition, the insurer makes no representation regarding the notes or the advisability of investing in the notes.

General

     The insurer is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, the State of New York, forty-seven other states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore. The insurer has license applications pending, or intends to file an application, in each of those states in which it is not currently licensed.

     The insurer is an indirect wholly owned subsidiary of XL Capital Ltd, a Cayman Islands corporation. Through its subsidiaries, XL Capital Ltd is a leading provider of insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. The common stock of XL Capital Ltd is publicly traded in the United States and listed on the New York Stock Exchange (NYSE: XL). XL Capital Ltd is not obligated to pay the debts of or claims against the insurer.

     The insurer was formerly known as The London Assurance of America Inc., which was incorporated on July 25, 1991 under the laws of the State of New York. On February 22, 2001, XL Reinsurance America Inc. acquired 100% of the stock of The London Assurance of America Inc. XL Reinsurance America Inc. merged its former financial guaranty subsidiary, known as XL Capital Assurance Inc. (formed September 13, 1999) with and into The London Assurance of America Inc, with The London Assurance of America Inc. as the surviving entity. The London Assurance of America Inc. immediately changed its name to XL Capital Assurance Inc. All previous business of The London Assurance of America Inc. was 100% reinsured to Royal Indemnity Company, the previous owner at the time of acquisition.

Reinsurance

     The insurer has entered into a facultative quota share reinsurance agreement with XL Financial Assurance Ltd (“XLFA”), an insurance company organized under the laws of Bermuda, and an affiliate of the insurer. Pursuant to this reinsurance agreement, the insurer expects to cede up to 90% of its business to XLFA. The insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by the insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the insurer’s obligations under any financial guaranty insurance policy. With respect to any transaction insured by the insurer, the percentage of risk ceded to XLFA may be less than 90% depending on certain factors including, without limitation, whether the insurer has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by the insurer, including the policy related to the notes.

     Based on the audited financials of XLFA as of December 31, 2002, XLFA had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $611,791,000, $245,750,000, $39,000,000 and $327,041,000, respectively, determined in accordance with generally accepted accounting principles in the United States. XLFA’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s and Fitch. In addition, XLFA has obtained a financial enhancement rating of “AAA” from Standard & Poor’s.

     The obligations of XLFA to the insurer under the reinsurance agreement described above are unconditionally guaranteed by XL Insurance (Bermuda) Ltd, a Bermuda company and one of the world’s leading excess commercial insurers. XL Insurance (Bermuda) Ltd is a wholly owned indirect subsidiary of XL Capital Ltd. In addition to having an “A+” rating from A.M. Best, XL Insurance (Bermuda) Ltd’s insurance financial strength rating is “Aa2” by Moody’s and “AA” by Standard & Poor’s and Fitch. The ratings of XLFA and XL Insurance (Bermuda) Ltd are not recommendations to buy, sell or hold securities, including the notes, and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s and Fitch.

     Notwithstanding the capital support provided to the insurer described in this section, the noteholders will have direct recourse against the insurer only, and neither XLFA nor XL Insurance (Bermuda) Ltd will be directly liable to the noteholders.

Financial Strength and Financial Enhancement Ratings of XLCA

     The insurer’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s and Fitch, Inc. In addition, the insurer has obtained a financial enhancement rating of “AAA” from Standard & Poor’s. These ratings reflect Moody’s, Standard & Poor’s and Fitch’s current assessment of the insurer’s creditworthiness and claims-paying ability as well as the reinsurance arrangement with XLFA described under “– Reinsurance” above.

     The above ratings are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the notes. The insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

Capitalization of the Insurer

     Based on the audited statutory financial statements for XLCA as of December 31, 2001, the insurer had total admitted assets of $158,442,157, total liabilities of $48,899,461 and total capital and surplus of $109,542,696 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities. Based on the audited statutory financial statements for XLCA as of December 31, 2002, the insurer had total admitted assets of $180,993,189, total liabilities of $58,685,217 and total capital and surplus of $122,307,972, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities.

     For further information concerning the insurer and XLFA, see the financial statements of the insurer and XLFA, and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of the insurer and XLFA are included as exhibits to the periodic reports filed with the SEC by XL Capital Ltd and may be reviewed at the EDGAR website maintained by the SEC. All financial statements of the insurer and XLFA included in, or as exhibits to, documents filed by XL Capital Ltd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of the insurer and XLFA, no other information contained in XL Capital Ltd’s reports filed with the Commission are incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.

Regulation of the Insurer

     The insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the

State of New York, the insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

     The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

     THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE INSURER, INCLUDING THE POLICY RELATED TO THE NOTES ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The principal executive offices of the Insurer are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Andrews & Kurth L.L.P. for federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes. See “Certain Federal Income Tax Consequences” in the prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.

ERISA CONSIDERATIONS

     Subject to the considerations set forth below and under “ERISA Considerations” in the prospectus, the notes may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the tax code. A fiduciary of a benefit plan or IRA must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the tax code. Section 406 of ERISA prohibits parties in interest or disqualified persons with respect to a benefit plan or IRA from engaging in certain transactions, including loans, involving a benefit plan or IRA and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the tax code imposes certain excise taxes or, in some cases, a civil penalty may be assessed under section 502(i) of

ERISA, on parties in interest and disqualified persons which engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a regulation (29 CFR § 2510.3-101) – the “plan asset regulation” – concerning the definition of what constitutes the assets of a benefit plan or IRA. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a benefit plan or IRA purchases an “equity interest” will be deemed for purposes of ERISA to be assets of the investing benefit plan or IRA unless certain exceptions apply. The plan asset regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, the seller believes that the notes offered hereby should not be treated as “equity interests” for purposes of the regulation. Accordingly, the acquisition of the notes by benefit plan or IRA investors should not cause the assets of the trust to be treated as “plan assets” for purposes of Title I of ERISA. However, the notes may not be purchased with the assets of a benefit plan or IRA if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates –

•	has investment or administrative discretion with respect to the assets of the benefit plan or IRA;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the benefit plan or IRA, for a fee and under an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the assets of the benefit plan or IRA and (2) will be based on the particular investment needs for the benefit plan or IRA; or

•	is an employer maintaining or contributing to the benefit plan or IRA.

     Each purchaser and transferee of a note shall be deemed to represent that it satisfies the foregoing conditions.

     Affiliates of the trust or the servicer might be considered or might become parties in interest or disqualified persons with respect to a benefit plan or IRA. In either case, the acquisition or holding of notes by or on behalf of such a benefit plan or IRA could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the tax code, unless the acquisition and holding of the notes is covered by one or more exemptions such as Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a benefit plan or IRA by a “qualified professional asset manager”, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a benefit plan or IRA by certain “in-house asset managers”. Each purchaser or transferee of a note that is a benefit plan or IRA will be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions, or other applicable exemption providing substantially similar relief, have been satisfied.

     No Underwriter Exemption will apply to the acquisition or holding of the notes.

UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement dated July 23, 2003 between the seller and the underwriters named below, the seller has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name in the table below:

Class A-1 Notes

Principal Amount

Credit Suisse First Boston LLC	$40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$40,000,000

Total	$80,000,000

Class A-2 Notes

Principal Amount

Credit Suisse First Boston LLC	$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000

Total	$100,000,000

Class A-3 Notes

Principal Amount

Credit Suisse First Boston LLC	$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000

Total	$100,000,000

Class A-4 Notes

Principal Amount

Credit Suisse First Boston LLC	$60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$60,000,000

Total	$120,000,000

     The seller has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth in this prospectus supplement, and to certain dealers at that price less the initial concession not in excess of 0.105% of the denominations of the notes per class A-1 note, 0.170% per class A-2 note, 0.190% per class A-3 note and 0.210% per class A-4 note. The underwriters may allow, and the dealers may reallow, a concession not in excess of 0.090% per class A-1 note, 0.140% per class A-2 note, 0.160% per class A-3 note and 0.180% per class A-4 note to certain other dealers. After the initial public offering of the notes, the public offering price and the concessions may be changed. The underwriters are obligated to purchase and pay for all of the notes if any notes are purchased. The underwriters currently intend, but are not obligated, to make a market in the notes.

     Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the seller, the servicer, the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the seller, the servicer, the trust nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     In connection with this offering, the underwriters have agreed to reimburse the seller for certain expenses incurred by the seller in issuing the notes.

     Onyx has agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or to contribute to payments the underwriters may be required to make in respect thereof.

     Onyx or its affiliates may apply all or any portion of the net proceeds of the sale of the contracts to the trust to the repayment of debt, including “warehouse” debt secured by the contracts. One or more of the underwriters (or (i) their respective affiliates or (ii) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to Onyx or its affiliates and may receive a portion of such proceeds as repayment of such “warehouse” debt.

LEGAL MATTERS

     Certain legal matters with respect to the notes and with respect to the federal income tax matters discussed under “Certain Federal Income Tax Consequences” in the prospectus will be passed upon for the seller by Andrews & Kurth L.L.P., Dallas, Texas. Certain legal matters with respect to the notes will be passed upon for the underwriters by Sidley Austin Brown & Wood llp, New York, New York. Certain legal matters relating to the policy will be passed upon for the insurer by Dewey Ballantine LLP, New York, New York.

EXPERTS

     The consolidated balance sheets of XL Capital Assurance Inc. as of December 31, 2002 and December 31, 2001 and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheets of XLFA as of December 31, 2002 and December 31, 2001 and the related statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of that firm as experts in accounting and auditing.

REPORTS TO NOTEHOLDERS

     Unless definitive notes are issued, which will occur under the limited circumstances described in this prospectus supplement and in the prospectus, the servicer will send unaudited monthly and annual reports concerning the trust to the indenture trustee to be delivered to Cede & Co. as the nominee of DTC and the registered holder of the notes. See “Description of the Securities – Statements to Securityholders” in the prospectus. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DTC will supply the reports to you in accordance with its procedures. See “Description of the Securities – Book-Entry Registration” in the prospectus. None of the seller, the servicer, or the insurer intends to send any of its financial reports to you.

GLOSSARY OF TERMS

     “Accelerated Principal Commencement Date” means the first distribution date on which:

•	the aggregate outstanding principal balance of the contracts on that distribution date is equal to or less than 15% of the Original Pool Balance; and

•	the Spread Account Maximum, after giving effect to any distribution from the payment account to the spread account on that distribution date, has been reached.

     “Accelerated Principal Distributable Amount” means, with respect to any distribution date occurring on or after the Accelerated Principal Commencement Date, the amount which would remain on deposit in the payment account for that distribution date after giving effect to distributions under clauses (1) through (8) under “Description of the Sale and Servicing Agreement – Distributions” in this prospectus supplement without regard to the inclusion of that amount as part of the Note Principal Distributable Amount. The Accelerated Principal Distributable Amount shall be included in the Note Principal Distributable Amount until all of the notes have been paid in full.

     “Amount Financed” means, with respect to a contract, the aggregate amount advanced under the contract toward the purchase price of the related financed vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, extended service and warranty contracts, and other items customarily financed as part of retail automobile installment sales contracts.

     “Avoided Payment Amount” means any portion of a Scheduled Payment Amount previously distributed to an Owner in respect of the notes which is voided as the result of an Insolvency Proceeding and which, as a result of such proceeding, the Owner is required to return.

     “Capitalized Interest Amount” means, with respect to each distribution date following a Collection Period during which amounts are on deposit in the prefunding account, an amount equal to the greater of:

(a) the sum of the Note Interest Distributable Amount for such distribution date, plus the sum of the fees payable to the owner trustee, the indenture trustee and the trust agent, and the premium payable to the insurer for such distribution date, in each case, allocable to the balance in the prefunding account at the beginning of the related Collection Period, on a pro rata basis, minus the earnings received by the indenture trustee on behalf of the trust during the related Collection Period from investment of the funds on deposit in the prefunding account; and

(b) the amount, if any, by which (i) the sum of the servicing fees, the Note Interest Distributable Amount, the fees payable to the owner trustee, the indenture trustee and the trust agent, and the premium payable to the insurer for such distribution date exceeds (ii) net collections plus the earnings received by the indenture trustee on behalf of the trust during the related Collection Period from investment of the funds on deposit in the prefunding account.

     “Collection Period” means with respect to a distribution date, the calendar month preceding the month in which that distribution date occurs; provided, that with respect to Liquidated Contracts, the Collection Period will be the period from, but excluding, the sixth business day preceding the immediately preceding distribution date to and including the sixth business day preceding that distribution date. With respect to the first distribution date, the Collection Period for Liquidated Contracts will be the period from and including the related Cut-Off Date to and including the sixth business day preceding the first distribution date.

     “Cram Down Loss” means, with respect to a contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on the contract or otherwise modifying or restructuring the scheduled payments to be made on the contract, an amount equal to:

•	the excess of the Principal Balance of the contract immediately prior to the order over the Principal Balance of the contract as so reduced; and/or

•	if the court shall have issued an order reducing the effective rate of interest on the contract, the excess of the Principal Balance of the contract immediately prior to the order over the net present value (using as the discount rate the higher of the annual percentage rate on the contract or the rate of interest, if any, specified by the court in the order) of the scheduled payments as so modified or restructured.

A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

     “Cut-Off Date” means the Initial Cut-Off Date for the initial contracts, the Subsequent Cut-Off Date for the subsequent contracts and the Prefunding Cut-Off Date for the prefunded contracts.

     “Defaulted Contract” with respect to any Collection Period is a contract:

•	which is, at the end of that Collection Period, delinquent in the amount of at least two monthly installments of principal and interest; or

•	with respect to which the related financed vehicle has been repossessed or repossession efforts with respect to the related financed vehicle have been commenced.

     “Eligible Investments” means investments acceptable to each rating agency rating the notes as being consistent with the rating of the notes.

     “funded contracts” means the initial contracts and the subsequent contracts, collectively.

     “funding period” means the period from the closing date until the earliest to occur of (i) the date on which the balance in the prefunding account is less than $2,500.00, (ii) the date on which a servicer default or indenture event of default occurs or (iii) the close of business on October 28, 2003.

     “initial contracts” means the contracts acquired by the trust that have been or will be originated or purchased on or before the Initial Cut-Off Date.

     “Initial Cut-Off Date” means as of July 1, 2003.

     “Insolvency Proceeding” means the commencement, after the effective date of the policy, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the effective date of the policy, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the effective date of the policy, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

     “Insured Amount” means, with respect to each distribution date, the sum of:

•	the portion of the Scheduled Payment Amount for that distribution date which is due for payment but unpaid because of a failure by the indenture trustee to receive in full, in accordance with the terms of the indenture, such Scheduled Payment Amount; and

•	the Avoided Payment Amount for that distribution date.

     “insurer” means XL Capital Assurance Inc..

     “Interest Accrual Period” means, with respect to a distribution date, the period from and including the prior distribution date to but excluding the applicable distribution date; provided, that in the case of the period relating to the first distribution date, the Interest Accrual Period will begin on and include the closing date.

     “Liquidated Contract” means a contract that:

•	is the subject of a full prepayment;

•	is a Defaulted Contract with respect to which liquidation proceeds constituting, in the servicer’s reasonable judgment, the final amounts recoverable have been received and deposited in the collection account;

•	is paid in full on or after its maturity date; or

•	has been a Defaulted Contract for four or more Collection Periods and as to which liquidation proceeds have not been deposited in the collection account;

provided, however, that in any event a contract that is delinquent in the amount of five monthly installments of principal and interest at the end of a Collection Period shall be deemed to be a Liquidated Contract and shall be deemed to have a balance of zero.

     “Liquidation Expenses” means the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the servicer in realizing upon a Defaulted Contract which are not recoverable under any insurance policy.

     “Mandatory Partial Redemption Amount” means any balance (excluding investment earnings) remaining on deposit in the prefunding account after giving effect to the sale to the trust of all prefunded contracts sold to the trust during the funding period, including any acquisition and conveyance of prefunded contracts on the date on which the funding period ends.

     “Mandatory Partial Redemption Date” means the distribution date immediately following the date on which the funding period ends.

     “Net Insurance Proceeds” means the proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract (other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures) after reimbursement to the servicer of expenses recoverable under that policy.

     “Net Liquidation Proceeds” means the proceeds received by the servicer, net of Liquidation Expenses, upon liquidation of any Defaulted Contract.

     “Note Distributable Amount” means, with respect to any distribution date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for that distribution date.

     “Note Interest Carryover Shortfall” means, with respect to any distribution date and a class of notes, the excess, if any, of the Note Interest Distributable Amount for that class for the immediately preceding distribution date over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on such preceding distribution date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to noteholders of the class on the preceding distribution date at the related interest rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first distribution date shall be zero.

     “Note Interest Distributable Amount” means, with respect to any distribution date and a class of notes, the sum of:

•	an amount equal to the interest accrued during the related Interest Accrual Period at the related interest rate for that class of notes on the outstanding principal amount of that class of notes on the immediately preceding distribution date, after giving effect to all payments of principal to noteholders of that class on or prior to that distribution date, or, in the case of the first distribution date, on the original principal amount of that class of notes; and

•	the Note Interest Carryover Shortfall for that class of notes for that distribution date.

     “Note Principal Carryover Shortfall” means, as of the close of any distribution date, the excess of the Note Principal Distributable Amount for that distribution date over the amount in respect of principal that is actually deposited in the note distribution account on that distribution date.

     “Note Principal Distributable Amount” means, with respect to any distribution date, the sum of:

•	the Regular Principal Distributable Amount for that distribution date;

•	the Accelerated Principal Distributable Amount, if any, for that distribution date; and

•	any outstanding Note Principal Carryover Shortfall for the immediately preceding distribution date;

provided, however, that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on the final scheduled distribution date for each class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of notes to zero.

     “Onyx” means Onyx Acceptance Corporation.

     “Original Pool Balance” means the sum of:

•	the total principal balance of the initial contracts as of the Initial Cut-Off Date;

•	the total principal balance of the subsequent contracts as of the Subsequent Cut-Off Date; and

•	the initial deposit in the prefunding account on or about July 30, 2003.

     “Owner” means the registered owner of any note as indicated in the registration books maintained by or on behalf of the trust for such purpose.

     “prefunded contracts” means the additional contracts acquired by the trust that have been or will be originated or purchased on or after the Subsequent Cut-Off Date but on or before the end of the funding period.

     “Prefunding Cut-Off Date” means the cut-off date specified in a transfer certificate relating to a prefunded contract.

     “Principal Balance” means, with respect to a contract, as of any date, the Amount Financed under the terms of the contract minus:

•	that portion of monthly installments of principal and interest in respect of that contract received on or prior to the end of the most recently ended Collection Period and allocable to principal pursuant to the terms of the contracts, as determined by the servicer; and

•	any Cram Down Loss incurred in respect of the contract on or prior to the end of the most recently ended Collection Period.

For purposes of this definition, allocations of monthly installments of principal and interest on each contract by the servicer shall be made as described under “The Onyx Portfolio of Motor

Vehicle Contracts – Allocation of Payments on Contracts to Interest and Principal” in the prospectus.

     “Purchase Amount” means, with respect to a Purchased Contract, the Principal Balance of the contract as of the date of purchase of the contract plus accrued and unpaid interest.

     “Purchased Contract” means a contract that:

•	has been purchased by Onyx or the seller because of certain material defects in documents related to the contract or certain breaches of representations and warranties regarding the contract made by the seller in the sale and servicing agreement that materially and adversely affect the interests of the noteholders or the insurer;

•	has been purchased by the servicer because of certain breaches of servicing covenants; or

•	has been purchased by the servicer at its option after the aggregate outstanding Principal Balance of the contracts has declined to 10% or less of the Original Pool Balance.

     “Regular Principal Distributable Amount” means, with respect to any distribution date, the amount equal to the sum of the following amounts with respect to the related Collection Period:

•	collections received on contracts, other than Liquidated Contracts and Purchased Contracts, allocable to principal as determined by the servicer, including full and partial principal prepayments (other than partial prepayments on rule of 78’s and actuarial contracts, representing amounts not due in that Collection Period, which will be deposited into the payahead account);

•	the Principal Balance of all contracts, other than Purchased Contracts, that became Liquidated Contracts during the related Collection Period;

•	the Principal Balance as of the date of purchase of all contracts that became Purchased Contracts as of the immediately preceding record date; and

•	the aggregate amount of Cram Down Losses incurred during the related Collection Period.

“Scheduled Payment Amount” means

•	with respect to any distribution date, (i) the servicing fee, including any accrued and unpaid servicing fees with respect to one or more prior Collection Periods, (ii) any accrued and unpaid fees of the indenture trustee, the owner trustee and the trust agent, and (iii) the Note Interest Distributable Amount for each class of notes for such distribution date; and

•	if the distribution date is a final scheduled distribution date for any class of notes, the Note Principal Distributable Amount for that class of notes to the extent of the remaining principal amount of that class of notes in each case, in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes that has not been consented to in writing by the insurer.

     “Servicer Report Date” means, with respect to any distribution date, the fifth business day prior to such distribution date.

     “Spread Account Maximum” for a distribution date means an amount calculated under the insurance agreement.

     “subsequent contracts” means the additional contracts acquired by the trust that have been or will be originated or purchased after the Initial Cut-Off Date but on or before the Subsequent Cut-Off Date.

     “Subsequent Cut-Off Date” means on or about July 29, 2003.

PROSPECTUS

Onyx Acceptance Auto Loan Trusts
Issuer

Auto Loan Backed Notes
Auto Loan Backed Certificates

Onyx Acceptance Financial Corporation,
Seller

Onyx Acceptance Corporation,
Servicer

Consider carefully the risk factors beginning on page 6 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates will represent interest in or obligations of the trust only and will not represent interests in or obligations of Onyx Acceptance Corporation, Onyx Acceptance Financial Corporation or any of their affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.

The trusts –

•	may sell auto loan backed notes and/or certificates from time to time in one or more series; and

•	may issue one or more classes of notes and/or one or more classes of certificates in connection with each series of notes and certificates.

The notes –

•	will represent non-recourse obligations of a trust and will be paid only from the assets of that trust;

•	may have one or more forms of enhancement; and

•	will be issued in one or more classes of notes.

The certificates –

•	will represent undivided ownership interests in a trust and will be paid only from the assets of that trust;

•	may have one or more forms of enhancement; and

•	will be issued in one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2003

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	iv
SUMMARY OF TERMS	1
RISK FACTORS	6
THE TRUSTS	8
THE TRUSTEE AND THE INDENTURE TRUSTEE	9
THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS	9
Purchase, Origination and Servicing of Motor Vehicle Contracts	9
Underwriting	11
Insurance	13
Collection Procedures	13
Modifications and Extensions	14
Delinquency and Loan Loss Information	15
Allocation of Payments on Contracts to Interest and Principal	15
We Will Provide More Specific Information About the Contracts in the Prospectus Supplement	16
PREFUNDING ARRANGEMENTS	17
MATURITY AND PREPAYMENT CONSIDERATIONS	17
POOL FACTOR AND POOL INFORMATION	19
USE OF PROCEEDS	19
THE SELLER	19
THE SERVICER	20
DESCRIPTION OF THE SECURITIES	21
General	21
Principal and Interest on the Securities	21
Book-Entry Registration	22
Definitive Securities	27
List of Securityholders	28
Statements to Securityholders	28
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS	30
Sale and Assignment of the Contracts	30
The Collection Account and Eligible Investments	32
Payahead Account	32
Other Accounts	33
Collections	33
Payments and Distributions	34
Credit and Cash Flow Enhancement	34
Insurance on Financed Vehicles	35
Servicer Reports to the Trustees and Security Insurer	35
Repurchase of Contracts	36
Servicing Fee	36
Waivers and Extensions	36
Realization Upon Defaulted Contracts	36
Evidence as to Compliance	36
Certain Matters Regarding the Servicer	37
Servicer Default	38
Rights Upon Servicer Default	39
Waiver of Servicer Default	40
Nonpetition Covenant	40
Amendment	41
Termination	42
The Trustee and Indenture Trustee	43
Administration Agreement	44
THE INDENTURE	44
Modification of Indenture	45
Indenture Events of Default	46
Rights Upon Indenture Event of Default	47
Covenants	48
Annual Compliance Statement	49
Indenture Trustee’s Annual Report	49
Satisfaction and Discharge of Indenture	49
The Indenture Trustee	50
CERTAIN LEGAL ASPECTS OF THE CONTRACTS	50
General	50
Security Interests in the Financed Vehicles	51
Repossession	52
Notice of Sale; Redemption Rights	53
Deficiency Judgments and Excess Proceeds	53
Consumer Protection Laws	53
Other Limitations	54
Repurchase Obligation	55
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	55

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE	57
Tax Characterization of the Trust as a Partnership	57
Tax Consequences to Holders of the Notes	57
Tax Consequences to Holders of the Certificates	60
TRUSTS TREATED AS GRANTOR TRUSTS	65
Tax Characterization of the Trust as a Grantor Trust	65
Stripped Bonds and Stripped Coupons	66
ERISA CONSIDERATIONS	70
Underwriter Exemptions	71
Other Exemptions	74
Consultation with Counsel	74
PLAN OF DISTRIBUTION	75
LEGAL OPINIONS	75
AVAILABLE INFORMATION	75
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	76

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     Information about the notes and the certificates is contained in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information; and

•	a prospectus supplement related to each series of securities, which describes the specific terms of a series of securities.

     You should rely only on the information contained in this prospectus and the related prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with information that is different.

     In this prospectus, we include cross references to sections in these materials where you can find further related discussions. The table of contents on the preceding page also identifies the pages where these sections are located.

SUMMARY OF TERMS

     The following summary is a short, concise description of the information contained elsewhere in this prospectus. For this reason, the summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

The Issuer

A separate trust will be formed with respect to each series of securities. The seller will form each trust by entering into either:

•	a trust agreement among the Seller and the trustee for the trust; or

•	a pooling and servicing agreement among the seller, the servicer and the trustee for the trust.

The Seller

Onyx Acceptance Financial Corporation, a Delaware corporation and a wholly-owned, limited purpose subsidiary of Onyx Acceptance Corporation. The seller’s principal executive offices are located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610, and its telephone number is (949) 465-3500. See “The Seller” in this prospectus.

The Servicer

Onyx Acceptance Corporation, a Delaware corporation. The servicer’s principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610, and its telephone number is (949) 465-3900. See “The Servicer” in this prospectus.

The Trustee

Each prospectus supplement will specify the trustee of the trust for that series of securities.

The Indenture Trustee

With respect to any series of securities that includes one or more classes of notes, the prospectus supplement will specify the indenture trustee for that series of securities in the related prospectus supplement.

The Distribution Date

Interest and principal on the notes and the certificates will be payable on the date set forth in the related prospectus supplement.

The Notes

A series of securities may include one or more classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee. We will specify, in the related prospectus supplement, which class or classes of notes, if any, will be offered in connection with the issuance of a series.

Principal and Interest on the Notes

Except as described below with respect to strip notes, each class of notes will have a stated note principal balance specified in the related prospectus supplement. The notes will accrue interest on the stated note principal balance at a specified interest rate. Each class of notes may have a different interest rate. The interest rate may be fixed, variable or adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes, or the method for determining such interest rate, in the related prospectus supplement.

If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

•	timing and priority of payments;

•	seniority of payments;

•	allocations of losses;

•	calculation or amount of the interest rate;

•	amount of payments of principal or interest;

•	whether or not payments of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

•	whether payments of principal and interest may or may not be made from designated portions of the pool of contracts.

The Certificates

A series of securities may include one or more classes of certificates. The certificates will be governed by a trust agreement. We will specify, in the related prospectus supplement, which class or classes of certificates, if any, will be offered in connection with the issuance of a series.

Principal and Interest on the Certificates

Except as described below with respect to strip certificates, each class of certificates will have a stated principal balance specified in the related prospectus supplement. The certificates will accrue interest on the applicable stated principal balance at a specified interest rate. Each class of certificates may have a different interest rate. The interest rate may be fixed, variable or adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of certificates or the method for determining such certificate rate in the related prospectus supplement.

Subordination to Notes

If a series of securities includes classes of notes and certificates, distributions on the certificates may be subordinated to payments on the notes to the extent specified in the related prospectus supplement.

Optional Redemption

If the servicer or a successor to the servicer exercises its option to purchase the contracts of the trust, the notes and certificates then outstanding will be redeemed as set forth in the related prospectus supplement. See “Description of the Transfer and Servicing Agreements – Termination” in this prospectus.

A Trust May Issue Multiple Classes of Securities With Different Characteristics

Each trust may issue more than one class of notes and certificates. In these cases, the characteristics of the securities in each class may differ from one another. Some of these characteristics are:

•	timing and priority of payments;

•	seniority of payments;

•	allocations of losses;

•	calculation or amount of the interest rate;

•	amount of distribution of principal or interest;

•	whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events; and

•	whether distributions of principal and interest may or may not be made from designated portions of the pool of contracts.

Any differences in characteristics will be specified in the prospectus supplement.

Strip Securities May Be Issued

In addition, a trust might issue one or more classes of notes or certificates providing for distributions of interest which are disproportionately large or small in comparison to principal distributions, including:

•	principal distributions with disproportionate, nominal or no interest payments; or

•	interest distributions with disproportionate, nominal or no principal payments.

The Trust Property

The contracts supporting the securities of each trust will consist of a pool of motor vehicle retail installment sale contracts and/or installment loan agreements, each of which is secured by a new or used automobile, light-duty truck or van, and other property, including:

•	documents relating to the contracts;

•	monies received with respect to the contracts on or after the applicable cut-off date specified in the related prospectus supplement;

•	security interests in the vehicles financed by the contracts;

•	the rights to receive proceeds from claims on various insurance policies covering the financed vehicles or the individual obligors under each related contract;

•	all amounts on deposit in specified accounts identified in the related prospectus supplement, including, to the extent described in the related prospectus supplement, eligible investments credited to those accounts;

•	the benefits of any form of credit enhancement identified in the applicable prospectus supplement;

•	the right of the seller to cause Onyx to repurchase contracts in particular circumstances; and

•	all proceeds of the foregoing.

See “The Trusts” in this prospectus.

The seller will sell or transfer contracts to the trust on or before the closing date on which a specified series of securities is issued, as set forth in the related prospectus supplement. The prospectus supplement will specify the aggregate principal balance of the contracts initially transferred to the trust. If the trust related to a series of securities will be treated as an owner trust for federal income tax purposes, the seller will sell the contracts to the trust under a sale and servicing agreement among the seller, the servicer and the trust. Alternatively, if the trust will be treated as a grantor trust for federal income tax purposes, the seller will transfer the contracts to the trust under a pooling and servicing agreement among the seller, the servicer and the trustee.

Other Property of the Trust

In addition to the contracts, each trust will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional contracts;

•	a spread account, reserve account or other account relating to credit enhancement; and

•	any other account identified in the related prospectus supplement.

The Contracts

The contracts included in the property of each trust will have been:

•	originated by automobile dealerships and assigned to Onyx, or purchased or originated by subsidiaries of Onyx;

•	purchased by the seller from Onyx or from a subsidiary of Onyx; and

•	purchased by the trust from the seller.

See “The Onyx Portfolio of Motor Vehicle Contracts” in this prospectus. All of the contracts included in the property of each trust will be selected based upon the criteria specified in the related sale and servicing agreement or pooling and servicing agreement, as applicable.

Prefunding Arrangements

With respect to any series of securities, the trust may commit to purchase additional contracts from the seller following the date on which the trust is established and the related securities are issued. Any contracts purchased by the trust following the date on which the trust is established and the related securities are issued will be purchased solely from funds on deposit in the prefunding account. See “Prefunding Arrangements” in this prospectus. We will describe any such prefunding arrangements in the related prospectus supplement.

Credit and Cash Flow Enhancement

We may structure the securities of any series to include credit enhancement for one or more classes of securities. Such credit enhancement may include any one or more of the following:

•	a surety bond or financial guarantee insurance policy provided by a third-party insurer;

•	subordination of one or more classes of securities to one or more other classes of securities;

•	a reserve fund;

•	a yield maintenance account;

•	over-collateralization;

•	letters of credit;

•	credit or liquidity facilities;

•	guaranteed investment contracts;

•	swaps or other interest rate protection agreements;

•	repurchase obligations;

•	cash deposits;

•	other agreements or arrangements with respect to third party payments; or

•	other support.

We will describe any such credit enhancement, including any limitations and exclusions from coverage, in the related prospectus supplement. See “Description of the Transfer and Servicing Agreements – Credit and Cash Flow Enhancement” in this prospectus.

Tax Status

If the prospectus supplement specifies that the related trust will be treated as an owner trust, upon the issuance of a series of securities, tax counsel to the trust will deliver an opinion to the effect that:

•	any notes of such series will be characterized as debt for federal income tax purposes; and

•	the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

If the prospectus supplement specifies that the related trust will be treated as a grantor trust, upon the issuance of the related series of certificates, tax counsel to the trust will deliver an opinion to the effect that:

•	the trust will be treated as a grantor trust for federal income tax purposes; and

•	the trust will not be subject to federal income tax.

See “Certain Federal Income Tax Consequences” in this prospectus for additional information concerning the application of federal tax laws.

ERISA Considerations

Administrators of employee benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and the related prospectus supplement.

Rating

At the closing date of each series of securities, each class of securities in such series will be rated in one of the four highest generic rating categories established for such securities by at least one nationally recognized statistical rating agency.

Registration of the Securities

The securities may be available only in book-entry form. Each investor’s interest in the securities would be represented through an agent, rather than by a physical note or certificate held by the investor. A trust will not issue physical securities to investors unless specific events occur which make it necessary or desirable to do so. See “Description of the Securities – Definitive Securities” in this prospectus.

RISK FACTORS

Interests of other persons in the contracts could reduce the funds available to make payments on the securities.

     In connection with the sale of contracts to a trust, the seller will assign the security interests in the financed vehicles securing those contracts to the trust at the time of sale. If a series of securities includes one or more classes of notes, the trust will pledge the security interests in the financed vehicles to the related indenture trustee. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the assignment to the trust or the indenture trustee. In the absence of such an amendment, the trust and the indenture trustee may not have perfected security interests in the financed vehicles securing the contracts in some states. If the trust or the indenture trustee does not have a perfected security interest in a financed vehicle, the collections on that contract and the proceeds from the sale of the financed vehicle securing that contract may not be available to make payment on the securities.

     The security interest of the trust and, if applicable, the indenture trustee, could be impaired for one or more of the following reasons:

•	Onyx or one of its subsidiaries might fail to perfect its security interest in a contract;

•	Onyx or one of its subsidiaries might fail to perfect its security interest in a financed vehicle;

•	the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

•	holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

•	the trust could lose its priority to a person who obtains physical possession of a contract without knowledge of the assignment of the contract to the trust; and

•	the trust could lose its security interest or its priority through fraud or negligence.

Bankruptcy of Onyx could result in delays in payment or losses on the securities

     If Onyx or a subsidiary of Onyx becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Onyx and, if applicable, each selling subsidiary of Onyx will transfer contracts to the seller in a structure intended to constitute a “true sale.” If the transfer does constitute a “true sale,” the applicable contracts and the proceeds thereof would not be part of Onyx’s or its subsidiary’s bankruptcy estate should Onyx or its subsidiary become the subject of a bankruptcy case. However, if Onyx or a selling subsidiary of Onyx becomes subject to a bankruptcy proceeding, a court in bankruptcy could conclude that Onyx or its subsidiary still owns the contracts by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Onyx. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities.

     Onyx and the seller have taken and will take steps to structure the sale of contracts to minimize the risk that a court would consolidate the seller with Onyx for bankruptcy purposes or conclude that the sale of contracts to the seller was not a “true sale.” These steps include the creation of the seller as a separate, limited purpose subsidiary of Onyx. The seller’s certificate of incorporation contains limitations which restrict the nature of the seller’s business. Further, the seller’s certificate of incorporation restricts the seller’s ability to commence a voluntary case or proceeding in bankruptcy without the prior unanimous affirmative vote of all of its directors. See “The Seller” in this prospectus.

     The trustee, the indenture trustee, the seller, the servicer and all holders of securities will covenant that they will not at any time institute against the seller or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Prepayments may adversely affect the average life and yields of the securities.

     The rate of payment of principal on the securities of each series depends primarily on the rate of payments, including prepayments, on the principal balance of the related contracts. As a result, final payment on any class of securities could occur significantly earlier than the maturity date set forth in the related prospectus supplement.

     All of the contracts may be prepaid at any time. Prepayments may include all of the following:

•	an obligor on a contract makes payments, in whole or in part, earlier than scheduled;

•	the servicer liquidates a defaulted contract; and

•	the servicer or seller is required to purchase or repurchase, as the case may be, a contract from the trust.

     Onyx cannot predict the actual prepayment rates that will occur on the contracts in either stable or changing interest rate environments. See “Maturity and Prepayment Considerations” in this prospectus and in the prospectus supplement.

Subordination may cause some classes of securities to bear additional credit risk.

     Payments of interest and principal on one or more classes of securities of a series may be subordinated to one or more other classes of securities of the same series. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes in that series and decreasing the likelihood of payment on the subordinated classes of that series. A class of securities may be subordinated to another class of securities in that series with respect to timing and priority of payment, seniority and allocations of losses, among other things. Any subordination will be described in the related prospectus supplement.

Only the assets of the trust are available to make payments on the securities.

     No trust will have, nor is a trust permitted or expected to have, any significant assets or sources of funds other than the related contracts and the other assets described in the related prospectus supplement. The notes of any series will represent obligations solely of the related trust. The certificates of any series will represent interests solely in the related trust. None of the seller, the servicer or any of their respective affiliates, the trustee, or any indenture trustee will insure or guarantee the notes or the certificates of any series. Accordingly, you must rely upon payments on the contracts and amounts, if any, available from the other assets specified in the related prospectus supplement for repayment on the securities.

Failure to comply with consumer protection laws may affect the enforceability of the contracts.

     Federal and state governments have enacted consumer protection laws which apply to the contracts. These laws impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer contracts and loans. These laws, as well as any new laws or rules which may be adopted, may adversely affect the servicer’s ability to collect on the contracts. If the originator of the contracts or the servicer fails to comply with these consumer protection laws, the contracts may not be enforceable. The seller will make representations and warranties to the trust stating that the related contracts are valid and enforceable and that the related contracts complied with applicable law at the time they were made. Accordingly, the seller will be obligated to repurchase each contract that does not comply with the applicable requirements of any consumer protection law if the applicable trust’s interest in that contract is materially and adversely affected by such noncompliance. The repurchase obligation of the seller is the sole remedy if the contract does not comply with the representations and warranties of the seller within the applicable cure period. See “Description of the Transfer and Servicing Agreements – Repurchase of Contracts” and “Certain Legal Aspects of the Contracts – Repurchase Obligation” in this prospectus.

If book-entry registration is used, you may be able to exercise your rights as a securityholder only through the clearing agency.

     If the prospectus supplement specifies that securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual securityholders. You will not be recognized as a securityholder directly by the trustee of the trust or the indenture trustee and must exercise all of your rights and receive any payments through the clearing agency or the participating organization, unless physical certificates are issued. Your ability to pledge your securities to persons or entities that are not participating organizations of the clearing agency may be limited due to lack of a physical certificate. Physical certificates will only be issued in limited circumstances. See “Description of the Securities—Book-Entry Registration” in this prospectus.

     Additionally, you may experience some delay in your receipt of payments or distributions of interest and principal since the payments or distributions will be provided by the trustee or indenture trustee to the clearing agency and the clearing agency will credit the payments or distributions to the accounts of its participants. The participants will then credit the payments or distributions to your account either directly or indirectly through the clearing agency’s indirect participants. The clearing agency in the United States is expected to be DTC, and in Europe either Clearstream or Euroclear.

THE TRUSTS

     With respect to each series of securities, the seller will establish a separate trust under either a trust agreement or a pooling and servicing agreement, as applicable, to issue each series of notes and certificates. A trust will be established for the transactions described in this prospectus and the related prospectus supplement. The property of the trust will include:

•	the related contracts,

•	documents relating to the contracts,

•	monies received with respect to the contracts on or after the cut-off date specified in the related prospectus supplement,

•	security interests in the related financed vehicles and the rights to receive proceeds from claims on insurance policies covering such financed vehicles or the individual obligors under each related contract,

•	amounts on deposit in certain specified accounts, including, to the extent described in the related prospectus supplement, eligible investments credited to such accounts;

•	the benefits of any form of credit enhancement identified in the related prospectus supplement;

•	the right of the seller to cause Onyx to repurchase contracts under some circumstances, and

•	all proceeds of the foregoing.

To the extent specified in the related prospectus supplement, a security insurance policy, reserve fund or other form of credit enhancement may be a part of the property of the trust or may be held by the trustee or an indenture trustee for the benefit of holders of the related securities.

     Prior to formation, the trust will have had no assets or obligations. After formation, the trust will not engage in any activity other than acquiring and holding the related contracts, issuing the related securities, distributing payments in respect thereof and as otherwise described in this prospectus, in the related prospectus supplement and in the trust agreement or pooling and servicing agreement, as applicable. The trust will not acquire any contracts or assets other than the trust property.

     The principal offices of each trust that is not a grantor trust and the related trustee will be specified in the applicable prospectus supplement.

THE TRUSTEE AND THE INDENTURE TRUSTEE

     The trustee for each trust and, if applicable, the indenture trustee, will be specified in the related prospectus supplement. The trustee’s and, if applicable, the indenture trustee’s liability in connection with the issuance and sale of the related securities will be limited solely to the express obligations of the trustee or indenture trustee set forth in the related trust agreement, sale and servicing agreement, and indenture or the related pooling and servicing agreement, as applicable.

THE ONYX PORTFOLIO OF MOTOR VEHICLE CONTRACTS

Purchase, Origination and Servicing of Motor Vehicle Contracts

     Onyx’s portfolio of motor vehicle contracts consists of retail installment sales contracts and installment loan agreements secured by new and used automobiles, light-duty trucks and vans. Onyx targets the prime auto lending market because it believes that prime lending produces greater origination and operating efficiency than does sub-prime lending. Onyx focuses on late model used, rather than new, vehicles, as management believes the risk of loss on used vehicles is lower due to lower depreciation rates, while interest rates are typically higher.

     Onyx has the following primary auto lending programs:

•	the “premier” program;

•	the “preferred” program; and

•	the “standard” and “standard plus” programs.

     The premier program allows Onyx to market lower interest rates in order to capture customers of superior credit quality. The preferred program allows Onyx to offer contracts at higher interest rates to borrowers with proven credit quality. The standard and standard plus programs allow Onyx to assist qualified borrowers, who may have experienced previous credit problems or have not yet established a significant credit history, at interest rates higher than the premium and preferred programs.

     Onyx generally acquires the contracts in its portfolio through one or more of the following methods:

•	Onyx purchases contracts from automobile dealers that originate the contracts;

•	a subsidiary of Onyx purchases contracts from entities that originate the contracts; and

•	a subsidiary of Onyx originates the contracts.

Onyx anticipates that substantially all of the contracts included in the trust property of a trust will have been purchased by Onyx from new and used car dealers unaffiliated with Onyx and the seller, with a limited number of contracts having been purchased or originated by subsidiaries of Onyx. All of the contracts will have been sold to the seller and then to the trust. Each dealer or other party from which Onyx or a subsidiary of Onyx purchases contracts has entered into an agreement with Onyx or its subsidiary under which the dealer or other seller represents that:

•	it will comply with federal and state laws regarding motor vehicle financing;

•	it will obtain the requisite financial information required of the obligor in order to extend credit; and

•	it will truthfully disclose to Onyx or Onyx’s subsidiary such financial information, the identity of the obligor and other information in connection with the transaction.

The dealers with whom Onyx has agreements and dealers with whom Onyx would like to have agreements are regularly contacted by Onyx account managers by telephone and in person in an effort to obtain a continued supply of contracts for Onyx to purchase. Before purchasing contracts from an independent, non-franchised used car dealer, Onyx completes a credit review of the dealer’s financial condition, which includes a review of financial information provided by the dealer and a Dun & Bradstreet report on the dealer, and also completes a review of the underwriting criteria used by the dealer. The payment obligations of the obligor under each contract are secured by the vehicle purchased with the proceeds provided under that contract.

     Onyx services all of the contracts and initially will serve as the primary servicer of the contracts included in the trust property of a trust after they are sold by the seller to the trust. The servicing functions performed by Onyx include:

•	customer service;

•	document filekeeping;

•	computerized account record keeping;

•	vehicle title processing; and

•	collections.

Underwriting

     Onyx underwrites contracts purchased from dealers through its regional auto finance centers located throughout the United States. Contracts purchased from dealers in other states are generally purchased by the auto finance center that is geographically most proximate to the state of origination. In the case of contracts originated by a subsidiary of Onyx, such contracts are underwritten at Onyx’s Foothill Ranch, California location. Generally, each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined either on the basis of the actuarial method, the rule of 78’s method or the simple interest method. See “The Contracts” in this prospectus.

     In determining whether to purchase a contract originated by a dealer or another party, or whether to directly originate a contract, Onyx or a subsidiary of Onyx reviews an application package concerning the applicant and the proposed contract. The application package sets forth information concerning the applicant, including:

•	the applicant’s income;

•	the applicant’s liabilities;

•	the applicant’s credit and employment history;

•	other personal information about the applicant; and

•	a description of the financed vehicle that secures or will secure the contract.

Most credit applications are not made on forms provided by Onyx or a subsidiary of Onyx. However, Onyx or a subsidiary of Onyx reviews the related application for completeness and for compliance with Onyx’s underwriting guidelines and applicable federal and state consumer statutes and regulations. To evaluate credit applications, Onyx or a subsidiary of Onyx reviews information in the application and from credit bureau reports obtained by Onyx or its subsidiary.

     Each proposed contract is evaluated using uniform underwriting standards developed by Onyx. These underwriting standards are intended to assess the applicant’s ability to repay all amounts due under the contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the contract application. Among the criteria considered by credit managers of Onyx and its subsidiaries in evaluating the individual applications are:

•	stability of the applicant with specific regard to the applicant’s occupation, length of employment and length of residency;

•	the applicant’s payment history, based on information known directly by Onyx or as provided by various credit reporting agencies with respect to present and past debt;

•	a debt service-to-gross monthly income ratio test; and

•	the principal amount of the contract taking into account the age, type and market value of the related financed vehicle.

     After review of an application, a credit manager, via an electronic system, communicates an appropriate decision to the dealer or other appropriate party specifying approval, denial or a counter-offer on the proposed contract. If the response requires stipulations to the approval, these are communicated concurrently to the dealer or other party and become a condition of the approval. After approval, if Onyx or a subsidiary of Onyx is the chosen source of financing, Onyx or its subsidiary will obtain the necessary documentation for processing, which consists of the following:

•	a signed credit application;

•	the only original and a copy of the executed contract;

•	an agreement by the applicant to provide insurance;

•	a report of sale or guarantee of title;

•	an application for registration;

•	a co-signer notification, if applicable;

•	a copy of any supplemental warranty purchased with respect to the financed vehicle;

•	acceptable vehicle valuation documentation; and

•	any other required documentation.

     Once the appropriate documentation is in hand for funding, the file relating to the contract is ready to forward to a contract processor for a pre-funding audit. The contract processor, who is employed by Onyx or one of its subsidiaries, then audits the documents for completeness and consistency with the application, providing final approval for purchase of the contract once these requirements have been satisfied.

     The amount advanced by Onyx or a subsidiary of Onyx under any contract generally does not exceed the manufacturer’s suggested retail price for a new financed vehicle, or the value assigned by a nationally recognized used car value guide for a used financed vehicle, in either case plus taxes, title and license fees, any extended warranty and any credit and other insurance. However, the actual amount advanced for a contract is often less than the maximum permissible amount depending on a number of factors, including the length of the contract term and the model and year of the related financed vehicle. These adjustments are made to assure that the related financed vehicle constitutes adequate collateral to secure the contract. Under no circumstances is the amount advanced for a contract greater than the amount payable by the applicant with respect to the purchase of the related financed vehicle.

     Periodically, Onyx makes a detailed analysis of its portfolio of contracts to evaluate the effectiveness of Onyx’s credit guidelines. If external economic factors, credit delinquencies or credit losses change, Onyx adjusts its credit guidelines to maintain the asset quality deemed acceptable by Onyx’s management. Onyx reviews, on a regular basis, the quality of its contracts by conducting audits of randomly selected contracts to ensure compliance with established policies and procedures.

Insurance

     Each contract requires the obligor to obtain comprehensive and collision insurance with respect to the related financed vehicle with Onyx or a subsidiary of Onyx as a loss payee. Onyx tracks whether obligors maintain the required insurance.

Collection Procedures

     Onyx performs collection activities with respect to delinquent contracts at its Foothill Ranch, California and Hazelwood, Missouri collection centers. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when he or she has failed to make at least 90% of a scheduled payment under the contract within 30 days of the due date.

     To automate its collection procedures, Onyx uses features of its in-house computer system to provide tracking and notification of delinquencies. The collection system provides relevant obligor information and records of all contracts. The system also maintains a record of an obligor’s promise to pay and affords supervisors the ability to review collection personnel activity and to modify collection priorities with respect to contracts. Onyx utilizes a predictive dialing system to make phone calls to obligors whose payments are past due less than 30 days. The predictive dialer is a computer-controlled telephone dialing system which dials phone numbers of obligors from a file of records extracted from Onyx’s database. By eliminating time wasted on attempting to reach obligors, the system gives a single collector, on average, the ability to speak with and work 200 to 250 accounts per day. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all obligors who cannot be reached by telephone.

     Before a contract is 30 days or more delinquent, the account is assigned to a specific collector who will have primary responsibility for the delinquent account until it is resolved. To expedite collections from late paying obligors, Onyx uses Western Union “Quick Collect,” which allows an obligor to make late payments at numerous locations, which are in turn wired daily to Onyx’s lockbox account by Western Union. Onyx also uses a Western Union payment system that allows an obligor to authorize Onyx to present a draft on the obligor’s bank account directly to the obligor’s bank for payment to Onyx.

     Generally, after a scheduled payment under a contract continues to be past due for between 45 and 60 days, Onyx will initiate repossession of the financed vehicle. However, if the applicable contract is deemed uncollectible, if the related financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or if the related obligor voluntarily surrenders the related financed vehicle, Onyx may repossess the related financed vehicle without regard to the length or existence of payment delinquency. Repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. Under the laws of California and most other states in which contracts are originated, after repossession, the obligor generally has an additional period of 10 to 15 days to redeem a financed vehicle before it may be resold by Onyx in an effort to recover the balance due under the contract.

     Losses may occur in connection with delinquent contracts and can arise in several ways, including inability to locate the related financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of Onyx is to recognize losses at the time a contract is deemed uncollectible or during the month a scheduled payment under a contract becomes 120 days or more past due, whichever occurs first.

     Upon repossession and sale of a financed vehicle, any deficiency remaining is pursued against the obligor to the extent deemed practical by Onyx and to the extent permitted by law. The loss recognition and collection policies and practices of Onyx may change over time in accordance with Onyx’s business judgment. However, the sale and servicing agreement or pooling and servicing agreement, as applicable, will require that Onyx service the contracts and collect all amounts due using reasonable care and in at least the same manner as it services and collects amounts due with respect to contracts serviced by it for its own account.

Modifications and Extensions

     Onyx offers credit-related extensions to obligors. Generally, these extensions are offered only when:

•	Onyx believes that the obligor’s financial difficulty has been resolved or will no longer impair the obligor’s ability to make future payments;

•	the extension will result in the obligor’s payments being brought current;

•	the total number of credit-related extensions granted on the contract will not exceed six;

•	the total of credit-related extensions granted on the contract will not exceed 180 days in the aggregate;

•	there have been no more than two such extensions consecutively, no more than three such extensions during any twelve month period and at least three payments between non-consecutive extensions; and

•	Onyx or its assignee has held the contract for at least six months.

Any deviation from this policy requires the concurrence of a collection supervisor and Onyx’s collection manager and the Vice President, Collections.

Delinquency and Loan Loss Information

     Certain information concerning the experience of Onyx pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of contracts, including receivables previously sold which Onyx continues to service, will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any contracts related to a series of securities will be comparable to prior experience or to that information.

Allocation of Payments on Contracts to Interest and Principal

     If so provided in the prospectus supplement, each of the contracts in the trust property of a trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using one of the three methods described below – the simple interest method, the actuarial method or the rule of 78’s method.

     Simple Interest Method. Under the simple interest method, interest due is calculated on the scheduled due date based on the actual principal balance of the contract on that date. For simple interest contracts, interest accrued as of the scheduled due date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made as scheduled; and

•	the portion of the payment allocable to reduce the principal balance will be correspondingly greater.

Conversely, if an obligor pays the fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made as scheduled; and

•	the portion of the payment allocable to reduce the principal balance will be correspondingly smaller.

     When necessary, an adjustment is made at the maturity of the contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest and principal under the contract as a result of early or late payments, as the case may be.

     Actuarial Method. Under the actuarial method, contracts provide for amortization over a series of fixed level payment monthly installments, whereby each monthly installment, including the monthly installment representing the final payment on the contract, consists of:

•	an amount of interest equal to 1/12 of the annual percentage rate, or APR, of the contract multiplied by the unpaid principal balance of the contract; and

•	an amount of principal equal to the remainder of the monthly payment.

     Rule of 78’s Method. Under the rule of 78’s method, contracts provide for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated as if the contract were a self-amortizing, level-yield contract bearing interest at an APR equal to the stated APR set forth in the contract. The amount of each payment allocable to interest on a contract is determined by multiplying the total amount of add-on interest payable over the term of the contract by a fraction derived as described below. The fraction used in the calculation of add-on interest earned each month under a rule of 78’s contract has as its denominator a number equal to the sum of a series of numbers representing the total number of monthly payments due under the contract. For example, with a rule of 78’s contract providing for 12 payments, the denominator of each month’s fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment rule of 78’s contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

     The purchase price paid by a trust for each contract included in the trust property of the trust will reflect the principal balance of the contract as of the cut-off date. The cut-off date principal balance of the contract will be calculated under the simple interest method, the actuarial method or the rule of 78’s method, as appropriate, or otherwise as described in the related prospectus supplement. For rule of 78’s contracts, a greater portion of the early payments under a contract is allocated to interest than would be the case using the actuarial method. Therefore, the cut-off date principal balance of each rule of 78’s contract will exceed the amount that would have been its cut-off date principal balance under the actuarial method. The trustee or, if applicable, indenture trustee, and the servicer will account for interest and principal on rule of 78’s contracts using the actuarial method, but based on the cut-off date principal balance. The remaining payments due on a rule of 78’s contract will not be sufficient to amortize the cut-off date principal balance of the contract at a yield equal to its APR. Accordingly, in order to amortize the cut-off date principal balance over the remaining term of the rule of 78’s contract using the actuarial method, the servicer will:

•	recompute the effective yield of the contract based on the remaining payments due and the cut-off date principal balance; and

•	will allocate each scheduled payment of principal and interest between principal and interest on each rule of 78’s contract based on the cut-off date principal balance and the recomputed yield for the contract.

We Will Provide More Specific Information About the Contracts in the Prospectus Supplement

     We will provide information about each contracts pool in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the contracts pool consisting of simple interest contracts, actuarial contracts and rule of 78’s contracts;

•	the portion of the contracts pool secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the contracts;

•	the number of contracts;

•	the average outstanding principal balance of the contracts;

•	the average original amount financed and the range of original amount financed;

•	the weighted average APR and the range of APR’s;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms; and

•	the distribution of the contracts by APR and by state of origination.

PREFUNDING ARRANGEMENTS

     If so provided in the related prospectus supplement for a series of securities, a trust may be required to purchase additional contracts from the seller following the date on which the trust is established and the related securities are issued. With respect to a series of securities, the prefunding arrangement will require that any additional contracts transferred to the trust conform to the requirements and conditions provided in the related sale and servicing agreement or pooling and servicing agreement, as applicable. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish a prefunding account in the name of the related trustee or indenture trustee, as applicable, for the benefit of the securityholders, into which all or a portion of the net proceeds received from the sale of the securities will be deposited and from which monies will be released during a specified period to purchase additional contracts from the seller. Upon each conveyance of additional contracts to the trust, an amount equal to the purchase price paid by the seller to Onyx, or a subsidiary of Onyx, for the additional contracts will be released from the prefunding account and paid to the seller.

     The use of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the contracts to the related trust through the incremental delivery of the contracts on the closing date and during a specified period following the closing date. This allows for a more even accumulation of the contracts by the seller and by Onyx and its subsidiaries and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of the related contracts are paid, which payment may be in the form of scheduled amortization or prepayments. “Weighted average life” means the average amount of time in which each dollar of principal on a contract is repaid. “Prepayments” for these purposes include the following circumstances:

•	prepayments in full;

•	repurchases by the seller as a result of the failure of a contract to meet the criteria set forth in the related sale and servicing agreement or pooling and servicing agreement;

•	purchases by the servicer as a result of a breach of certain of its covenants with respect to the contracts made by it in the related sale and servicing agreement or pooling and servicing agreement;

•	partial prepayments;

•	liquidations of the contracts due to default;

•	receipts of proceeds from theft, physical damage, credit life and credit disability insurance policies; and

•	optional repurchase by the servicer for administrative reasons.

     The contracts will be prepayable in full by the obligors at any time without penalty. Full and partial prepayments on simple interest contracts and full prepayments on actuarial and rule of 78’s contracts will be paid or distributed to the related securityholders on the distribution date following the collection period in which they are received. Partial prepayments on actuarial and rule of 78’s contracts, however, will be treated as “payaheads” and will not be paid or distributed until the collection period in which the payaheads are due or until the amount of the partial prepayment equals the amount the obligor would be required to pay in order to prepay the contract in full. See “Description of the Transfer and Servicing Agreements – Payahead Account”.

     The rate of full prepayments by obligors on the contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle securing a contract without the consent of the servicer. These factors may also include:

•	unemployment;

•	servicing decisions;

•	seasoning of the contracts;

•	destruction of vehicles by accident;

•	sales of vehicles; and

•	market interest rates.

     California law, and the law of some other states, requires that retail installment sales contracts and installment loan agreements such as the contracts permit full prepayment without penalty. Any full prepayments reduce the average life of the contracts. The servicer may permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related contract if the contract is assumed by a person satisfying Onyx’s then current underwriting standards. See “The Onyx Portfolio of Motor Vehicle Contracts – Underwriting of Motor Vehicle Contracts”.

     Onyx can make no prediction as to the actual prepayment rates that will be experienced on the contracts included in the trust property of any trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the contracts. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular contracts pool and the related securities of the trust.

POOL FACTOR AND POOL INFORMATION

     The “pool factor” will be a six-digit decimal which the servicer will compute each month indicating the aggregate outstanding principal balance of the related pool of contracts at the end of the month as a fraction of the aggregate principal balance of the contracts as of the cut-off date specified in the related prospectus supplement. The pool factor will be 1.000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the aggregate principal balance of the related contracts. The amount of a securityholder’s pro rata share of the aggregate outstanding principal balance of the pool of contracts for a given month can be determined by multiplying the original denomination of the holder’s security by the pool factor for that month.

     With respect to each trust, the related securityholders will receive monthly reports from the trustee concerning payments received on the contracts, the aggregate outstanding principal balance of the pool of contracts, the pool factor, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Description of the Securities–Statements to Securityholders”.

USE OF PROCEEDS

     The net proceeds from the sale of securities of a given trust will be applied by the trust:

•	to purchase the contracts from the seller;

•	to purchase the rights to certain trust accounts, including any prefunding account;

•	for any other purposes specified in the related prospectus supplement.

     The seller will use the net proceeds to be received by the seller from the sale of securities of a given series to repay indebtedness incurred in connection with its acquisition of the contracts, to fund any prefunding account, capitalized interest account or other required account and to pay other expenses in connection with the pooling of the contracts and the issuance of the securities.

THE SELLER

     The seller is a wholly-owned, limited purpose finance subsidiary of Onyx that was incorporated under the laws of the State of Delaware on July 28, 1994 and has a limited operating history. The principal office of the seller is located at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610. The telephone number of the seller at its principal office is (949) 465-3500.

     The seller was organized principally for the purpose of purchasing retail installment sales contracts from Onyx in connection with its activities as a finance subsidiary of Onyx. The seller was organized for limited purposes, and its certificate of incorporation limits its activities to purchasing motor vehicle contracts from Onyx, transferring the contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of these purposes.

     Onyx and the seller have taken and will take steps in structuring the transactions contemplated in this prospectus and the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Onyx under any bankruptcy or insolvency law will not result in consolidation of the assets and liabilities of the seller with those of Onyx. These steps include the creation of the seller as a separate, limited purpose subsidiary with a certificate of incorporation containing limitations, including restrictions on the nature of the seller’s business and a restriction on the seller’s ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law without the unanimous affirmative vote of all of its directors. However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of Onyx in a proceeding under any bankruptcy or insolvency law.

     The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the assets and liabilities of the seller with the assets and liabilities of Onyx in the event of the application of any bankruptcy or insolvency law to Onyx. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of Onyx. If a court were to reach such a conclusion, or a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of securities could occur or reductions in the amounts of the payments or distributions could result.

     Onyx, each selling subsidiary of Onyx and the seller intend that each transfer of contracts by Onyx or a subsidiary of Onyx to the seller under the sale and servicing agreement or pooling and servicing agreement, as applicable, or otherwise, will constitute a “true sale” of the contracts to the seller. If a transfer of contracts constitutes a “true sale,” the contracts and their proceeds would not be part of the bankruptcy estate of Onyx or a subsidiary of Onyx under Section 541 of the bankruptcy code should Onyx or a subsidiary of Onyx become the subject of a bankruptcy case subsequent to the transfer of the contracts to the seller.

     The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Onyx were to become the subject of a voluntary or involuntary case under the bankruptcy code subsequent to the transfer of contracts to the seller, the transfer of those contracts by Onyx to the seller would be characterized as a “true sale” of the contracts from Onyx to the seller and the contracts and the proceeds thereof would not form part of Onyx’s bankruptcy estate under Section 541 of the bankruptcy code.

THE SERVICER

     Onyx will initially service the contracts included in the trust property of each trust. Onyx was incorporated in California in 1993 and reincorporated in Delaware in 1996 in connection with its initial public offering of common stock, which was successfully completed in March 1996. Onyx is engaged principally in the business of providing indirect automobile financing to new car dealerships and selected used car dealerships in California and in other states across the country. Onyx is headed by a management team with extensive experience in the origination and servicing of indirect and direct automobile loans, and who, from 1985 to present, have actively participated in a number of public securitizations of motor vehicle contracts. The common stock of Onyx is listed on the NASDAQ. Onyx’s principal executive offices are located at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610.

     Onyx acquires individual contracts from dealers, and to a lesser extent subsidiaries of Onyx purchase the contracts from other parties or directly originate the contracts, after reviewing and approving the customer’s credit application in accordance with its underwriting policies and procedures. See “The Onyx Portfolio of Motor Vehicle Contracts.” Onyx finances acquisitions and originations of contracts on a short term basis through warehouse facilities and has previously financed acquisitions and originations of motor vehicle installment contracts on a long term basis through sales of contracts to grantor and owner trusts and periodically through whole loan sales.

DESCRIPTION OF THE SECURITIES

General

     With respect to each trust that issues notes, one or more classes of notes of the related series will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued under the terms of a trust agreement or a pooling and servicing agreement, a form of each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following is a summary of the material terms of the securities, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, certificates, indenture, trust agreement and pooling and servicing agreement, as applicable, and the related prospectus supplement.

     The securities of each series will be issued in the denominations specified in the related prospectus supplement. The securities of each series are expected to be issued in book-entry form. See ”- Book-Entry Registration” and “- Definitive Securities”. All securities offered by this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

Principal and Interest on the Securities

     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments or distributions of principal and interest on each class of securities of a given trust will be described in the related prospectus supplement. The right of holders of any class of securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of securities of that series, as described in the related prospectus supplement. Payments of interest on the securities of that series may be made prior to payments of principal thereon.

     Strip Securities and Residual Interest Instruments. If so provided in the related prospectus supplement, a series may include one or more classes securities that are:

•	strip notes or strip certificates entitled to principal payments with disproportionate, nominal or no interest payments;

•	strip notes or strip certificates entitled to interest payments with disproportionate, nominal or no principal payments; and

•	residual interest instruments entitled to all or a portion of any remaining payments of principal and interest on the related contracts after making all other distributions on each distribution date.

     Interest Rates. Each class of securities may have a different interest rate, which may be a fixed, variable or adjustable rate, or any combination thereof. For certain classes of strip securities, the interest rate may be zero. The related prospectus supplement will specify the interest rate for each class of securities of a given series or the method for determining the interest rate.

     Prepayment of Securities. One or more classes of securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer’s exercising its option to purchase the remaining related Contracts.

     Priority. In the case of a series of securities which includes two or more classes of securities, the sequential order and priority of payments or distributions of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related prospectus supplement. Payments or distributions of principal and interest of any class of securities will be made on a pro rata basis among all the securityholders of that class.

Book-Entry Registration

     We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, commonly known as DTC in the United States and Clearstream, Luxembourg or the Euroclear System in Europe. The securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Securities. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the securities, as the case may be, for distribution to holders of securities in accordance with DTC’s procedures with respect thereto.

     In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the related administrator of each trust would seek an alternative depository, if available, or cause the issuance of definitive securities to securityholders or their nominees in the manner described under “- Definitive Securities” below.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

     DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include the undivided interests.

     Non-U.S. holders of securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of

Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include any of the underwriters of securities of the trust, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any of the underwriters of any trust securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

     With respect to any class of notes and any class of certificates issued in book-entry form, the notes and certificates will be issued as definitive securities in fully registered, certificated form to noteholders or certificate holders or their respective nominees, rather than to DTC or its nominee, only if:

•	the seller, the related trustee or the administrator, as the case may be, advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the related trustee or the administrator is unable to locate a qualified successor;

•	the seller, the related trustee or the administrator, as the case may be, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an event of default under the indenture, if applicable, or an event of default under the related sale and servicing agreement or pooling and servicing agreement, as applicable, holders representing at least a majority of the outstanding principal balance of the notes or certificates of a class, as the case may be, advise the applicable trustee through participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of those securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given class, through participants, of the availability of definitive securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities, and thereafter the applicable trustee will recognize the holders of the definitive securities as securityholders.

     Payments or distributions of principal of and interest on the securities will be made by the paying agent directly to holders of definitive securities in accordance with the procedures set forth in this prospectus and in the related indenture or the related trust agreement or pooling and servicing agreement, as applicable. Such payments or distributions on each distribution date and on the final distribution date, as specified in the related prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the related record date. Payments or distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee or indenture trustee. The final payment or distribution on any security, whether definitive securities or the securities registered in the name of DTC’s nominee, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of definitive securities, which shall initially be the applicable trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

     With respect to the notes of any series, the related indenture trustee will provide to the servicer, the seller and the security insurer, if any, within 15 days after receipt of the request from the servicer, seller or security insurer, if any, a list of the names and addresses of all holders of record of notes as of the most recent record date. Upon written request by three or more noteholders of the series or by noteholders evidencing not less than 25% of the aggregate outstanding principal balance of the notes or a specified class of the notes, as set forth in the related prospectus supplement, the indenture trustee will afford the noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture or under the notes.

     With respect to the certificates of any series upon written request of the servicer, the related trustee will provide to the servicer within 15 days after receipt of the request a list of the names and addresses of all holders of record of certificates as of the most recent record date. Upon written request by three or more certificateholders of the series or by certificateholders evidencing not less than 25% of the aggregate outstanding principal balance of the certificates, the related trustee will afford the certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under the certificates.

     The pooling and servicing agreement, trust agreement and indenture will not provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

     With respect to each series of securities, on each distribution date, the applicable trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for the distribution date the following information:

•	the amount of the distribution on or with respect to each class of securities allocable to principal;

•	the amount of the distribution on or with respect to each class of securities allocable to interest;

•	the aggregate distribution amount for the distribution date;

•	the premiums payable to the related security insurer, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on the distribution date, after giving effect to changes thereto on the distribution date and the amount to be deposited in the spread account, if any;

•	the aggregate servicing fee paid to the servicer with respect to the related contracts for the related collection period;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related contracts which are delinquent as of the end of the related collection period presented on a 30-day, 60-day and 90-day basis;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities;

•	the amount of the servicing fee;

•	the amount of any principal or interest shortfall with respect to each class of securities;

•	the amount of the draw, if any, required to be made from any spread account, reserve account, yield supplement account, under any security insurance policy or payments in respect of any other credit or cash flow enhancement arrangement, and the application of the draw;

•	the amount on deposit in any spread account, reserve account or other similar account on the distribution date, before and after giving effect to changes in the accounts on that date;

•	the amount on deposit in any yield supplement account or other similar account on the distribution date, before and after giving effect to changes in the accounts on that date;

•	the amount on deposit in any prefunding account, capitalized interest account, or other similar account on the distribution date before and after giving effect to changes to the accounts on that date;

•	under a prefunding arrangement, the amount of earnings and other amounts transferred from the prefunding account and the amounts transferred from the capitalized interest account to the payment account on the distribution date;

•	for the first distribution date following the end of a funding period under a prefunding arrangement, the amount remaining on deposit in the prefunding account that has not been used to fund the purchase of additional contracts and is being passed through as payments of principal on the securities of the trust;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, received for a contract which is a “defaulted contract,” as that term is defined in the related prospectus supplement;

•	the net credit losses for the collection period;

•	the number and net outstanding balance of contracts for which the financed vehicle has been repossessed;

•	the pool balance; and

•	any other matters specified in the related prospectus supplement.

     Within a reasonable period of time after the end of each calendar year during the term of each trust, but not later than the latest date permitted by law, the applicable trustee or indenture trustee and the paying agent will furnish to each person who on any record date during the calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary, together with the information set forth in the related prospectus supplement, describes the material terms of the following transfer and servicing agreements:

•	each sale and servicing agreement or pooling and servicing agreement under which a trust will purchase contracts from the seller and the servicer will agree to service the contracts;

•	each trust agreement or, in the case of a grantor trust, the pooling and servicing agreement, under which a trust will be created and certificates will be issued; and

•	each administration agreement under which Onyx or another party specified in the related prospectus supplement will undertake particular administrative duties with respect to a trust that issues notes.

Forms of the transfer and servicing agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer and servicing agreement and the related prospectus supplement.

Sale and Assignment of the Contracts

     Sale and Assignment by Onyx and its Subsidiaries. Before each trust issues the related securities, Onyx and its participating subsidiaries will sell and assign to the seller under a purchase agreement, without recourse, their entire interest in the related contracts, including their security interests in the related financed vehicles.

     Sale and Assignment by the Seller. At the time of issuance of a series of securities, the seller will sell and assign to the applicable trustee, without recourse, under a sale and servicing agreement or a pooling and servicing agreement, as applicable, the seller’s entire interest in the contracts and the proceeds thereof, including its security interests in the related financed vehicles. Each contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement or pooling and servicing agreement. The applicable trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive certificates representing the related securities.

     Sale and Assignment of Contracts under a Prefunding Arrangement. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, additional contracts will be sold by Onyx and its participating subsidiaries to the seller and by the seller to the applicable trust under any prefunding arrangement.

     Representations and Warranties. In each sale and servicing agreement or pooling and servicing agreement, the seller will represent and warrant to the applicable trustee and the trust, among other things, for the benefit of holders of the securities and any applicable security insurer that:

•	each contract to be included in the trust property of the trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each contract and the sale of the related financed vehicle complied at the time it was made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to the contract and sale;

•	each contract constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•	as of the closing date, each contract was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to the contract has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the trust;

•	as of the closing date, the seller had good and marketable title to and was the sole owner of each contract, free of liens, claims, encumbrances and rights of others;

•	as of the closing date, there are no rights of rescission, offset, counterclaim, or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any contract;

•	as of the closing date, the seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by any contract;

•	except for payment defaults continuing for a period of not more than 30 days as of the cut-off date, the seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any contract exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any contract exists, and the seller has not waived any of the foregoing;

•	each contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

•	each contract was acquired from a dealer with whom Onyx ordinarily does business, except for contracts purchased or originated by a subsidiary of Onyx;

•	no adverse selection procedures were utilized in selecting the contracts;

•	scheduled payments under each contract have been applied in accordance with the method for allocating principal and interest set forth in the contract; and

•	there is only one original of each contract and the original is being held by Onyx, the applicable trustee or indenture trustee, or the custodian of the contracts specified in the related prospectus supplement.

     Seller must repurchase the contracts relating to a breach of a representation or warranty. As of the last day of the collection period following the collection period (or, if the seller elects, the last day of the collection period) during which the seller becomes aware or receives written notice from the applicable trustee or the servicer of a breach of any representation or warranty of the seller that materially and adversely affects the interests of the securityholders or any applicable security insurer in a contract, the seller, unless the breach has been cured, will repurchase the contract from the trust at the price specified in the related prospectus supplement. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable trustee for any uncured breach.

The Collection Account and Eligible Investments

     With respect to each trust, the servicer will establish and maintain a collection account in the name of the related trustee or, in the case of a series of securities that includes notes, the related indenture trustee, into which all collections made on the related contracts will be deposited. Funds in the collection account will be invested in eligible investments by the applicable trustee or indenture trustee, acting at the direction of any applicable security insurer. “Eligible investments” are generally limited to investments acceptable to each rating agency rating the applicable securities as being consistent with the rating of the securities. Eligible investments made with respect to the collection account will generally mature no later than the next following distribution date, and income from amounts on deposit in the collection account which are invested in eligible investments will be paid to the servicer monthly unless earlier directed by the servicer.

Payahead Account

     If so provided in the related prospectus supplement, the servicer will establish for each trust a payahead account in the name of the related trustee or indenture trustee, as applicable. Payaheads will initially be deposited in the collection account and subsequently transferred from the collection account to the payahead account on the servicer report date defined in the related prospectus supplement. “Payaheads” are payments made by an obligor, other than full prepayments, in excess of the sum of:

•	the scheduled payment of principal and interest due on the current due date; and

•	any other amount currently due on an actuarial or rule of 78’s contract.

Deposits of payaheads into the payahead account will be held in the account until distributed in accordance with the original schedule of payments for the related contract or until the amount of the payahead equals the amount the obligor would be required to pay in order to prepay the contract in full. Unless otherwise provided in the related prospectus supplement, amounts on deposit in the payahead account will be invested in eligible investments with maturity dates so that, on each distribution date, the amount of principal and interest scheduled to be collected for each actuarial or rule of 78’s contract with respect to which a payahead has been made will be available to be paid or distributed to securityholders. The payahead account will not be part of the applicable trust and neither the related trustee nor the related indenture trustee, if applicable, will have a security interest in the payahead account. Earnings on eligible investments credited to the payahead account will be paid to the servicer.

Other Accounts

     Any other trust accounts to be established with respect to a trust, including any reserve fund, will be described in the related prospectus supplement. For any series of securities, funds in any related reserve fund and the other trust account as may be identified in the related prospectus supplement will be invested in eligible investments as provided in the related sale and servicing agreement, pooling and servicing agreement or indenture.

Collections

     With respect to each trust, to the extent set forth in the related prospectus supplement, net collections on the contracts will be deposited in or credited to the collection account within two business days of the receipt by the servicer of payments from obligors. Net collections with respect to a distribution date and the related collection period will include:

•	amounts received with respect to the related contracts in the collection period representing monthly installments of principal and interest;

•	full prepayments and partial prepayments, pending transfer of payaheads on actuarial and rule of 78’s contracts to any payahead account;

•	net liquidation proceeds – proceeds received by the servicer upon liquidation of any defaulted contract, net of the reasonable out-of-pocket expenses, other than overhead expenses, incurred by the servicer in realizing upon a defaulted contract that are not recoverable under any insurance policy;

•	net insurance proceeds – proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract after reimbursement to the servicer of expenses recoverable under the policy, but not including funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures;

•	any amounts deposited by Onyx or the seller in the collection account to purchase contracts because of breaches of representations or warranties regarding the contracts made by the seller in the pooling and servicing agreement or sale and servicing agreement that materially and adversely affect the interests of the securityholders or any security insurer;

•	any amounts deposited by the servicer in the collection account to purchase contracts as to which the servicer has breached servicing covenants; and

•	any amounts deposited by the servicer in the collection account as a result of that entity exercising its right under particular circumstances to purchase all or a portion of the contracts.

Payments and Distributions

     With respect to each series of securities, beginning on the distribution date specified in the related prospectus supplement, payments and distributions of principal and interest (or, where applicable, of principal or interest only) on each class of the securities entitled thereto will be made by the applicable trustee to the securityholders of the series. The related prospectus supplement will set forth the timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series.

     With respect to each trust, on each distribution date, collections on the related contracts will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the related prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on the distribution date to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of the series.

Credit and Cash Flow Enhancement

     The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in one or more of the following forms:

•	subordination of one or more classes of securities;

•	one or more security insurance policies;

•	reserve funds;

•	over-collateralization;

•	letters of credit;

•	credit or liquidity facilities;

•	guaranteed investment contracts;

•	swaps or other interest rate protection agreements;

•	repurchase obligations;

•	yield supplement agreements;

•	other agreements with respect to third party payments or other support;

•	cash deposits; or

•	such other arrangements as may be described in the related prospectus supplement.

     If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Insurance on Financed Vehicles

     Each obligor on a contract will be required to maintain insurance covering physical damage to his or her financed vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the contract. Onyx or the applicable Onyx subsidiary will be required to be named as a loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

Servicer Reports to the Trustees and Security Insurer

     The servicer will perform certain monitoring and reporting functions for the applicable indenture trustee, if any, the applicable trustee, and any applicable security insurer, including the preparation and delivery on the servicer report date set forth in the related prospectus supplement of a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the trust described under “Description of the Securities – Statements to Securityholders”.

Repurchase of Contracts

     Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer will have the option to purchase the remaining contracts included in the trust property of a trust on any distribution date as of which the aggregate principal balance of the related contracts, after giving effect to the principal payments and distributions otherwise to be made on that distribution date, has declined to the percentage of the original aggregate cut-off date principal balance of the contracts specified in the related prospectus supplement. Any such purchase must be effected at the price specified in the related prospectus supplement, if applicable, plus all amounts due to any applicable security insurer. In addition, Onyx or the seller will be required to purchase or repurchase, respectively, contracts under particular circumstances if representations and warranties made by Onyx or the seller respectively are incorrect in any manner that materially and adversely affects the interest of the securityholders. Additionally, the servicer will be required to purchase contracts as to which the servicer has breached servicing covenants.

Servicing Fee

     The servicer will be entitled to compensation as described in the related prospectus supplement for the performance of its obligations under each sale and servicing agreement and pooling and servicing agreement.

Waivers and Extensions

     Each sale and servicing agreement and pooling and servicing agreement will require the servicer to use its best efforts to collect all payments called for under the terms and provisions of the related contracts. The related prospectus supplement may provide otherwise, but if it does not, the servicer will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a contract;

•	waive prepayment charges; and

•	grant up to six extensions of 30 days or less in order to work out a default or an impending default, subject to certain limitations.

Realization Upon Defaulted Contracts

     The servicer will liquidate any contract that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation may be through repossession or sale of the financed vehicle securing the contract or otherwise. In connection with the repossession or other conversion, the servicer will follow procedures that are normal and usual for holders of motor vehicle retail installment sales contracts or installment loan agreements. In this regard, the servicer may sell the financed vehicle at an auction or other sale.

Evidence as to Compliance

     Each sale and servicing agreement and pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the related trustee or indenture trustee, as applicable, and, if applicable, the related security insurer, on or before each March 31 after the end of each fiscal year of the servicer, a statement as to compliance by the servicer during the preceding fiscal year with particular standards relating to the servicing of the related contracts.

     Each sale and servicing agreement and pooling and servicing agreement will also provide for delivery to the related trustee or indenture trustee, as applicable, and, if applicable, the related security insurer, on each March 31 after the end of each fiscal year of the servicer, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding fiscal year or, if there has been a default in the fulfillment of any such obligation, describing each default.

     Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee or indenture trustee.

Certain Matters Regarding the Servicer

     Each sale and servicing agreement and pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon determination that the servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the related trustee or indenture trustee, as applicable, or a successor servicer, has assumed the servicer’s servicing obligations and duties under the sale and servicing agreement or pooling and servicing agreement, as applicable. See “- The Trustee and Indenture Trustee” in this prospectus.

     Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related trust or the related securityholders for taking any action or for refraining from taking any action under the sale and servicing agreement or pooling and servicing agreement, as applicable, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence, except errors in judgment, in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreement or pooling and servicing agreement, as applicable, will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreement or pooling and servicing agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement or pooling and servicing agreement, as applicable, and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of this action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust, and the servicer will be entitled to be reimbursed therefor out of the collection account. This indemnification or reimbursement could reduce the amount otherwise available for distribution to securityholders.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreement or pooling and servicing agreement, as applicable.

Servicer Default

     The related prospectus supplement may provide for other events of default by the servicer, but if it does not, a servicer default under the sale and servicing agreement or pooling and servicing agreement, as applicable, will consist of:

•	any failure by the servicer to deposit in or credit to the collection account or the payahead account, if any, any amount required to be so deposited or credited, which failure continues unremedied for a period of three business days after written notice is received by the servicer from the trust, the applicable trustee or indenture trustee, or, if applicable, the related security insurer, or after discovery of the failure by an officer of the servicer;

•	any failure by the servicer to timely deliver to the trust, the applicable trustee or indenture trustee, or, if applicable, the related security insurer, reports required by the sale and servicing agreement or pooling and servicing agreement, as applicable;

•	any failure by the servicer or the seller, duly to observe or perform in any material respect any other covenants or agreements of the servicer or the seller in the sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of securityholders, the trust or the applicable trustee or indenture trustee, or, if applicable, the related security insurer, and which continues unremedied for 30 days after the giving of written notice of the failure:

•	to the servicer or the seller, as the case may be, by the applicable trustee or indenture trustee, the trust, or, if applicable, the related security insurer, or

•	to the servicer or the seller, as the case may be, and to the trust and the applicable trustee or indenture trustee, by:

•	the holders of notes evidencing not less than 25% of the outstanding principal amount of the notes;

•	if there are no notes outstanding, the holders of certificates evidencing not less than 25% of the outstanding principal balance of the certificates; or

•	if applicable, the related security insurer;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings and actions by the servicer or the seller, indicating its insolvency, reorganization through bankruptcy or similar proceedings or inability to pay its obligations, as more particularly described in the pooling and servicing agreement or sale and servicing agreement;

•	any breach of any of the representations and warranties of the servicer or the seller, except for any breaches relating to contracts repurchased by the seller or the servicer, which breach has a material adverse effect on the related securityholders or, if applicable, the related security insurer, and which continues for 30 days after the giving of notice of the breach to the seller or the servicer, as the case may be, by:

•	the trust, the applicable trustee or the indenture trustee;

•	the holders of notes evidencing not less than 25% of the outstanding principal amount of the notes;

•	if there are no notes outstanding, the holders of certificates evidencing not less than 25% of the outstanding principal balance of the certificates; or

•	if applicable, the related security insurer;

•	any change in control of the servicer in violation of the covenants set forth in the sale and servicing agreement or pooling and servicing agreement.

References to the seller in the foregoing list of events which constitute servicer defaults are effective only so long as Onyx is the servicer. If Onyx is no longer the servicer, then no act of the seller will constitute a servicer default.

Rights Upon Servicer Default

     The related prospectus supplement may specify other rights in the event of a servicer default under a sale and servicing agreement or pooling and servicing agreement, but if it does not, then the trustee, the indenture trustee, if applicable, the security holders and the security insurer, if any, will have the rights described below.

     In the case of any trust that has issued notes, as long as a servicer default under a sale and servicing agreement remains unremedied, the related indenture trustee, the related security insurer, if any, or holders of notes of the related series evidencing not less than 25% of principal amount of the notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the servicer under the sale and servicing agreement. Upon termination of the servicer, the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that the indenture trustee will not be obligated to purchase contracts if specific representations and warranties of Onyx as servicer prove incorrect or if specific covenants of Onyx as servicer are breached.

     In the case of any trust that has not issued notes or with respect to which no notes are outstanding, as long as a servicer default under the related sale and servicing agreement or pooling and servicing agreement remains unremedied, the related trustee, the related security insurer, if any, or holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding, acting together as a single class, may terminate all the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement. Upon termination of the servicer, the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that the trustee will not be obligated to purchase contracts if specific representations and warranties of Onyx as servicer prove incorrect or if specific covenants of Onyx as servicer are breached.

     In the event that the indenture trustee or trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables.

Waiver of Servicer Default

     The related prospectus supplement may specify other waiver provisions, but if it does not, then with respect to each trust that has issued notes, the holders of notes of the related series evidencing not less than 51% of the principal amount of the notes then outstanding, acting together as a single class, with the consent of the related security insurer, if any, may, on behalf of all securityholders of the related series, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement and its consequences, except a servicer default in making any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement.

     The related prospectus supplement may specify other waiver provisions, but if it does not, then with respect to each trust that has not issued notes or with respect to which no notes are then outstanding, holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding, acting together as a single class, with the consent of the related security insurer, if any, may, on behalf of all the certificateholders, waive any default by the servicer in the performance of its obligations under the related sale and servicing agreement or pooling and servicing agreement, except a servicer default in making any required deposits to or payments from the related trust accounts in accordance with the sale and servicing agreement or pooling and servicing agreement. No waiver will impair the noteholders’ or certificateholders’ rights with respect to subsequent defaults.

     The related prospectus supplement may specify other waiver provisions, but if it does not, then a servicer default in making any required deposits to or payment from the related trust accounts in accordance with the sale and servicing agreement or pooling and servicing agreement, as applicable, may only be waived with the consent of the holders of 100% of the outstanding principal amount of the notes or, if the notes have been paid in full or there are no notes in that series of securities, the holders of 100% of the outstanding principal amount of the certificates.

Nonpetition Covenant

     With respect to each trust, the applicable trustee or indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the sale and servicing agreement or pooling and servicing agreement, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the securityholders, unless the securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which they may incur under those agreements. No securityholder will have any right under the sale and servicing agreement or the pooling and servicing agreement to institute any proceeding with respect the agreement unless:

•	the holder previously has given to the trustee or indenture trustee, as applicable, written notice of default; and

•	in the case of a trust that has issued notes, holders of notes of the related series evidencing not less than 25% of the principal amount of the notes then outstanding have made written request upon the trustee or indenture trustee to institute the proceeding in its own name as trustee or indenture trustee thereunder and have offered to the trustee or indenture trustee reasonable indemnity;

•	in the case of a trust that has not issued notes or with respect to which no notes are then outstanding, holders of certificates of the related series evidencing not less than 25% of the principal amount of the certificates then outstanding have made written request upon the trustee or indenture trustee to institute the proceeding in its own name as trustee or indenture trustee thereunder and have offered to the trustee or indenture trustee reasonable indemnity; and

•	the related security insurer, if any, consents to the institution of the proceeding.

Amendment

     The related prospectus supplement may provide other provisions for the amendment of the transfer and servicing agreements, but if it does not, then each of the transfer and servicing agreements may be amended by the parties to those agreements, without the consent of the related securityholders, but with the consent of the related security insurer, if any, to cure any ambiguity, correct or supplement any provisions in the agreement which may be inconsistent with any other provisions in the agreement, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the transfer and servicing agreement being amended; provided that the amendment will not materially and adversely affect the interest of any securityholder, including, in the case of a trust agreement, any residual interestholder. Any amendment will be deemed not to materially and adversely affect the interest of any securityholder if the person requesting the amendment obtains:

•	a letter from each rating agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable securities by the rating agency; or

•	an opinion of counsel to that effect.

     In the case of a trust agreement, any amendment will be deemed not to materially and adversely affect the interest of any residual interestholder if:

•	the person requesting the amendment obtains an opinion of counsel to the effect that the amendment will not materially and adversely affect the interest of any residual interestholder; or

•	100% of the residual interestholders consent to the amendment.

     The related prospectus supplement may provide other amendment provisions, but if it does not, then the transfer and servicing agreements may also be amended, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the noteholders, certificateholders or residual interestholders, by the parties to those agreements with the consent of the related security insurer, if any, and the consent of:

•	in the case of a trust that has issued notes, the holders of notes of the related series evidencing not less than 51% of the principal amount of the notes then outstanding, acting together as a single class; or

•	in the case of a trust that has not issued notes or with respect to which no notes are then outstanding, the holders of certificates of the related series evidencing not less than 51% of the principal amount of the certificates then outstanding, acting together as a single class; and

•	if the amendment materially and adversely affects the interests of the residual interestholders, the holders of 51% of the residual interest in the trust.

     However, without the consent of the holders of all of the outstanding notes or certificates of the related series, as the case may be, no amendment may:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related contracts or distributions that are required to be made for the benefit of the noteholders, certificateholders or, in the case of an amendment to a trust agreement, the residual interestholders; or

•	reduce the percentage of the notes, certificates or, in the case of an amendment to a trust agreement, the residual interests of that series which are required to consent to any amendment.

Termination

     The related prospectus supplement may specify other termination provisions, but if it does not, then with respect to each trust, the obligations of the seller, the servicer, the related trustee and the related indenture trustee, if any, under the transfer and servicing agreements will terminate upon the earlier of:

•	the maturity or other liquidation of the last related contract and the disposition of any amounts received upon liquidation of any remaining contracts that are part of the related trust property; and

•	the occurrence of all of the following:

•	the payment to noteholders, if any, and certificateholders of the related series of all amounts required to be paid to them under the transfer and servicing agreements and the disposition of all property held as part of the related trust;

•	if applicable, the termination of the related security insurance policy in accordance with its terms and the surrender of the policy to the related security insurer for cancellation;

•	the payment of all amounts owed to the trustee or indenture trustee under the transfer and servicing agreements; and

•	if applicable, the payment of all amounts owed to the related security insurer in connection with the related security insurance policy.

     If so provided in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase the remaining contracts included in the trust property of a trust on any distribution date as of which the aggregate outstanding principal balance of the related contracts, after giving effect to the principal payments and distributions otherwise to be made on that date, has declined to the percentage of the aggregate cut-off date principal balance of the contracts specified in the related prospectus supplement at the price specified in the related prospectus supplement and, if applicable, all amounts due to the related security insurer in connection with the related security insurance policy. The applicable trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. Any funds remaining in the applicable trust, after the applicable trustee or indenture trustee has taken measures to locate a securityholder and these measures have failed, will be distributed to a charity designated by the servicer.

The Trustee and Indenture Trustee

     With respect to each trust, the applicable trustee or indenture trustee will not make any representations as to the validity or sufficiency of the related transfer and servicing agreements, the related indenture, if any, the securities, or any related contracts or related documents, or the investment of any monies by the servicer before being deposited in or credited to the related collection account. At the applicable closing date, the trustee or indenture trustee will not have examined the contracts. If no event of default has occurred, the trustee or indenture trustee will be required to perform only those duties specifically required of it under the related transfer and servicing agreements or the related indenture, if applicable. Generally, those duties are limited to:

•	the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related transfer and servicing agreements or the related indenture, if applicable;

•	the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer; and

•	if applicable, drawing on the related security insurance policy if required to make payments or distributions to securityholders.

     Each trustee and indenture trustee, and any of its affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related trust property. In this event, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related transfer and servicing agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

     The related prospectus supplement may specify other resignation and removal provisions, but if it does not, then each applicable trustee and indenture trustee may resign at any time, in which event a successor trustee will be appointed under the terms of the related transfer and servicing agreement or indenture, as applicable. Each applicable trustee and indenture trustee may be removed if it ceases to be eligible to continue as such under the related transfer and servicing agreement or indenture, as applicable, or if the trustee or indenture trustee becomes insolvent. Any resignation or removal of the trustee or indenture trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee.

     If so provided by the related prospectus supplement, each applicable trustee or indenture trustee will be entitled to a fee which will be payable on an annual basis by the servicer. The related prospectus supplement may specify other indemnification provisions, but if it does not, then the related transfer and servicing agreement or indenture, as applicable, will further provide that the trustee or indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith, or negligence, other than errors in judgment, or by reason of breach of any of their respective representations or warranties set forth in the related transfer and servicing agreement or indenture, as applicable. However, the servicer will not be obligated to indemnify the applicable trustee or indenture trustee to the extent that the loss, liability, or expense relates to a specific contract or contracts or certain taxes that could be asserted against the trustee or indenture trustee, the related trust or the related contracts, in which case the trustee or indenture trustee would be entitled to be indemnified by the applicable trust.

     Onyx and the seller may maintain other banking relationships with each applicable trustee or indenture trustee in the ordinary course of business.

Administration Agreement

     With respect to a trust that issues notes, Onyx or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement with the trust and the related indenture trustee under which Onyx, or such other party, as the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. The related prospectus supplement may specify other compensation arrangements for the administrator, but if it does not, then as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its related expenses, the administrator will be entitled to a monthly administration fee of an amount to be set forth in the related prospectus supplement, which fee will be paid by the servicer.

THE INDENTURE

     The following summary describes some of the terms of each indenture under which the notes, if any, of a series will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the related prospectus supplement.

Modification of Indenture

     The related prospectus supplement may provide other provisions for modification of the related indenture, but if it does not, then the related indenture may be modified as described below.

     With respect to each trust that has issued notes under an indenture, the trust and the indenture trustee may, with the consent of the holders of notes of the related series evidencing not less than 51% of the principal amount of the notes then outstanding, acting as a single class, and with the consent of the related security insurer, if any, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify, except as provided below, in any manner the rights of the related noteholders.

     With respect to a series that includes notes, without the consent of the holder of each outstanding note affected by a supplemental indenture, no supplemental indenture may:

•	change the due date of any installment of principal of or interest on a note;

•	reduce the principal amount of a note;

•	reduce the interest rate of a note;

•	reduce the redemption price of a note;

•	change any place of payment where a note or interest on a note is payable;

•	change the coin or currency in which a note or any interest on a note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults under the related indenture and their consequences as provided for in the related indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the contracts if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes required to amend the related indenture or certain other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     With respect to a series that includes notes, the related trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, but with the consent of the related security insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of the noteholders; provided that this action will not materially and adversely affect the interest of any noteholder.

Indenture Events of Default

     The related prospectus supplement may specify other events of default under the related indenture, but if it does not, then, with respect to the notes of a given series, the following will constitute indenture events of default:

•	a draw on any security insurance policy;

•	a default for five days or more in the payment of any interest on any note;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of the default for a period of 90 days after notice is given to the trust by the applicable indenture trustee or the related security insurer, if any, or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

•	any representation or warranty made by the trust in the related indenture or in any certificate delivered under or in connection with the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or the related security insurer, if any, or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class; or

•	events of bankruptcy, insolvency, receivership or liquidation of the applicable trust.

     The related prospectus supplement may specify other default provisions, but if it does not, and if a security insurance policy is in effect with respect to the notes, then so long as a default by the insurer shall not have occurred and be continuing, an indenture event of default will occur only upon delivery by the security insurer to the indenture trustee of notice of the occurrence of an indenture event of default. The failure to pay principal on a class of notes generally will not result in the occurrence of an indenture event of default until the final scheduled distribution date for that class of notes.

Rights Upon Indenture Event of Default

     The related prospectus supplement may specify other rights upon the occurrence of an indenture event of default, but if it does not, then the trustee, the securityholders and the security insurer, if any, will have the rights described below. The related prospectus supplement will specify those events which constitute a default by the security insurer, if any.

     No Security Insurance Policy or Security Insurer in Default. If there is no security insurance policy with respect to a series of notes, or if a default by the related security insurer has occurred and is continuing, then upon the occurrence of an indenture event of default, the holders of at least 66 2/3% of the principal amount of the notes then outstanding may declare that the notes become immediately due and payable. Also, in this event, the holders of at least 66 2/3% of the principal amount of the notes then outstanding will have the right to control the exercise of remedies available with respect to the indenture event of default, including the right to direct the indenture trustee to maintain possession of the trust property or to liquidate the trust property in whole or in part. However, the noteholders may not direct the indenture trustee to liquidate the trust property in whole or in part unless either:

•	the security insurer, if any, has failed to make a payment required under the security insurance policy, and the indenture event of default has occurred because of:

•	a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of at least five days in the payment of any interest on any notes; or

•	events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	the security insurer, if any, has not failed to make a payment required under the security insurance policy, and an indenture event of default has occurred other than as described above, and either:

•	the proceeds of the sale will be sufficient to pay all outstanding principal and accrued interest of the notes and the certificates, and all amounts owing to the security insurer, if any; or

•	holders of certificates evidencing 100% of the outstanding principal amount of the certificates consent to the sale and all amounts owing to the security insurer, if any, will be paid in connection with the sale.

     In the event of a sale of the contracts as described in the second alternative above when the security insurer has not failed to make a payment required under a security insurance policy, the security insurance policy will not be available to cover losses to securityholders resulting from the sale and will be terminated and the security insurer will have no further obligation to make any payment thereunder.

     Security Insurance Policy and No Security Insurer Default. Upon the occurrence of an indenture event of default, so long as a default by the security insurer shall not have occurred and be continuing, the security insurer will have the right, but not the obligation, to declare by written notice to the trust and the indenture trustee that the notes become immediately due and payable. Upon the occurrence of an indenture event of default, so long as a default by the security insurer shall not have occurred and be continuing, the security insurer will have the right to control the exercise of remedies available with respect to the indenture event of default, including the right to direct the indenture trustee to maintain possession of the trust property or to liquidate the trust property in whole or in part, on any date or dates following the acceleration of the notes due to the indenture event of default as the security insurer, in its sole discretion, shall elect. The security insurer may not, however, cause the indenture trustee to liquidate the trust property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the notes. Following the occurrence of any indenture event of default, the trustee and the indenture trustee will continue to submit claims under the security insurance policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the notes and the certificates. However, following the occurrence of an indenture event of default, so long as a default by the security insurer shall not have occurred and be continuing, the security insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest thereon to the date of payment.

Covenants

     Restrictions on Consolidation or Merger. The related prospectus supplement may specify other covenants, but if it does not, then, with respect to a series that includes notes, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the surviving entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the trust has been advised that the rating of the securities of the related series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any holder of the securities of the related series.

     Other Negative Covenants. Each trust that has issued notes will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable transfer and servicing agreements or certain related documents with respect to the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series, other than amounts withheld under the tax code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest in the trust or the proceeds of the trust.

     No trust that has issued notes will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture, or otherwise in accordance with the applicable transfer and servicing agreements and other related documents.

Annual Compliance Statement

     Each trust that has issued notes will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

     The indenture trustee for each trust that has issued notes will be required to mail each year to all related noteholders a brief report relating to:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	any amounts advanced by it under the indenture;

•	the amount, interest rate and maturity date of indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; and

•	the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the related notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the related notes.

The Indenture Trustee

     The indenture trustee, if applicable, will be specified in the related prospectus supplement. Under the Trust Indenture Act of 1939, as amended, the indenture trustee may have a “conflicting interest” if any event of default under the indenture occurs with respect to a series that includes one or more classes of notes that are subordinated to any other class of notes. In this event, the indenture trustee may be required to resign with respect to one or more classes of notes and the successor indenture trustee would be appointed for such class or classes of notes. Certain matters relating to the indenture trustee for each series that includes notes are described under “Description of the Transfer and Servicing Agreements - The Trustee and Indenture Trustee” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

General

     The transfer of contracts by Onyx and any of its subsidiaries to the seller, and by the seller to the applicable trust, and, if applicable, the pledge of those contracts to an indenture trustee, the perfection of the security interests in the contracts and the enforcement of rights to realize on the related financed vehicles as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code, or UCC, as in effect in various states. The servicer and the seller will take the action described below to perfect the rights of the applicable trust and, if applicable, the indenture trustee in the contracts. If, through inadvertence or otherwise, another party purchases, including the taking of a security interest in, a contract for new value in the ordinary course of its business, without actual knowledge of the trust’s interest in the contract, and, if applicable, the indenture trustee’s interest in the contract, and takes possession of the contract, the purchaser would acquire an interest in the contract superior to the interest of the trust and, if applicable, the interest of the indenture trustee.

     The related prospectus supplement may specify other information concerning the custody of the contracts, but if it does not, then under each sale and servicing agreement, pooling and servicing agreement or indenture, as applicable, Onyx will have custody of the contracts included in the trust property of a trust following the sale of the contracts to the related trust and, if applicable, the pledge of those contracts to the related indenture trustee, and will hold the contracts as custodian for the benefit of the trust or, if applicable, the indenture trustee. While the contracts will not be physically marked to indicate the ownership interest thereof by the trust or, if applicable, the pledge of the contracts to the related indenture trustee, appropriate UCC-1 financing statements will be filed to perfect by filing and give notice of the trust’s ownership interest in, and, if applicable, the indenture trustee’s security interest in, the contracts. If, through inadvertence or otherwise, any of the contracts were sold to another party who purchased the contracts in the ordinary course of its business and took possession of the contracts, the purchaser would acquire an interest in the contracts superior to the interests of the trust and, if applicable, the interests of the indenture trustee, if the purchaser acquired the contracts in good faith, for value and without actual knowledge of the trust’s and, if applicable, the indenture trustee’s, interests in the contracts.

Security Interests in the Financed Vehicles

     General. Retail installment sale contracts and installment loan agreements like the contracts evidence the credit sale of automobiles, light duty trucks and vans. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. In most states, a security interest in an automobile, light duty truck or van is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party’s lien on the vehicle’s certificate of title. The seller will warrant to the related trust in the sale and servicing agreement or pooling and servicing agreement, as applicable, that Onyx or a subsidiary of Onyx has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the contracts and that the security interest has been assigned to the trust. If Onyx fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the trust may not have a first priority security interest in the financed vehicle.

     Perfection. The seller will sell the contracts and assign the security interest in each financed vehicle to the related trust. However, because of the administrative burden and expense, the trust will not amend the certificates of title to identify the trust as the new secured party. Accordingly, Onyx or a subsidiary of Onyx will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the law of California and most other states, the assignment of the contracts is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released.

     In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of Onyx or a subsidiary of Onyx will be sufficient to protect the related trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Onyx or a subsidiary of Onyx has failed to perfect the security interest assigned to the related trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

     In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle was registered at the inception of the contract, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after the relocation and thereafter, in most instances, until the owner re-registers the financed vehicle in that state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, Onyx or a subsidiary of Onyx, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if its lien is noted thereon. Each subsidiary of Onyx named as the secured party on a certificate of title will agree to promptly forward to Onyx any notice received by the subsidiary. Accordingly, Onyx will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of contracts, Onyx takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien or its subsidiary’s lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the sale and servicing agreement or pooling and servicing agreement, as applicable, Onyx, at its cost, will be obligated to maintain the continuous perfection of the security interest of Onyx or its subsidiary in the financed vehicle.

     Under the laws of most states, including California, certain statutory liens such as liens for unpaid taxes, liens for towing and storage of and repairs performed on a motor vehicle, motor vehicle accident liens, and liens arising under various state and federal criminal statutes take priority even over a perfected security interest. The tax code also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The seller will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that, as of the initial issuance of the securities of the related series, no such state or federal liens exist with respect to any financed vehicle securing payment on any related Contract. However, these liens could arise, or such a confiscation could occur, at any time during the term of a contract. It is possible that no notice will be given to the servicer in the event one of these liens arises or a confiscation occurs, and any lien arising or confiscation occurring after the related closing date would not give rise to the seller’s repurchase obligations under the related sale and servicing agreement or pooling and servicing agreement, as applicable.

Repossession

     In the event of default by an obligor, the holder of the related retail installment sale contract or installment loan agreement has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless this would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace, although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice. In many states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on the notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor also has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the repossessed financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit deficiency judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.

     In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the repossessed vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state “lemon” laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the contracts.

     The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission, commonly referred to as the “FTC Rule,” has the effect of subjecting any assignee of the seller in a consumer credit transaction, and certain related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

     Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. The seller will represent in each sale and servicing agreement or pooling and servicing agreement, as applicable, that each of the contracts, and the sale of the related financed vehicle thereunder, complied with all material requirements of the laws and the regulations issued under the FTC Rule.

     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders.

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the debtor’s plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers’ and Sailors’ Relief Act of 1940, an obligor who enters the military service after the origination of the obligor’s contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s contract and is later called to active duty, may not, under most circumstances, be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that this could have an effect on the ability of the servicer to collect the full amount of interest owing on certain of the contracts. In addition, the Relief Acts impose limitations that would impair the ability of the servicer to repossess the financed vehicle under an affected contract during the obligor’s period of active duty status. Thus, in the event that an affected contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the related financed vehicle in a timely fashion.

     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to the securityholders.

Repurchase Obligation

     Under each sale and servicing agreement or pooling and servicing agreement, the seller will make representations and warranties relating to validity, existence, perfection and priority of the security interest in each related financed vehicle as of the related closing date. See “Description of the Transfer and Servicing Agreements - Sale and Assignment of the Contracts”. Accordingly, if any defect exists in the perfection of the security interest in any financed vehicle as of the closing date and the defect adversely affects the related trust’s interest in the related contract, the defect would constitute a breach of a warranty under the sale and servicing agreement or pooling and servicing agreement, as applicable, and would create an obligation of the seller to repurchase the contract unless the breach is cured. Additionally, in the sale and servicing agreement or pooling and servicing agreement, as applicable, the servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the servicer to purchase any affected contract from the related trust unless the breach is cured.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this section of this prospectus. “Tax counsel” with respect to each trust will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities, persons holding notes or certificates as a hedge against currency risks or as a position in a “straddle” for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, (the “tax code”) the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of tax counsel regarding certain federal income tax matters discussed below. An opinion of tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to the trust. The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust as a partnership under the tax code or whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether a partnership election will be made or the trust will be treated as a grantor trust.

     As used in this prospectus, the term “United States person” means a beneficial owner of a note or certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

•	an estate whose income is subject to United States federal income tax regardless of its source or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     To the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the code prior to that date, that elect to continue to be treated as United States persons under the tax code or applicable Treasury regulations thereunder also will be a United States person. The term “non-United States person” or “foreign person” means a beneficial owner of a note or certificate that is not a United States person.

     If a partnership holds notes or certificates the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partners. Partners of partnership holding notes or certificates should consult their tax advisors.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust as a Partnership

     The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this section of this prospectus. In addition, tax counsel has prepared or reviewed the statements in the prospectus under the heading “Material Federal Income Tax Consequences - Trusts for Which a Partnership Election is Made”, and is of the opinion that the statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in notes or certificates.

     Tax counsel will deliver its opinion that a trust for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the contracts, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any corporate income tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount – or OID – and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the tax code.

     A holder of a short-term note – one that has a fixed maturity date of not more than one year from the issue date of the note – may be subject to special rules. An accrual basis holder of a short-term note, and specific cash method holders, including regulated investment companies, as set forth in Section 1281 of the tax code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the tax code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to that note. This gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Non-United States Persons. Interest payments made, or accrued, to a noteholder who is a non-United States person – generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•	is not actually or constructively a “10 percent shareholder” of the trust or the seller, including a holder of 10% of the outstanding certificates, or a bank receiving interest as described in Section 881(c)(3)(A) of the tax code, or a “controlled foreign corporation” with respect to which the trust or the seller is a “related person” within the meaning of the tax code; and

•	the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes receives an appropriate statement, on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the person required to withhold; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that beneficially owns the note. Certain partnerships that are non-United States persons may have additional reporting obligations.

     Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a foreign person generally will not be subject to United States federal withholding tax, provided that the foreign person provides a properly executed IRS Form W-8 ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the foreign person’s conduct of a trade or business in the United States. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note – other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident – will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Certification of the registered owner’s non-United States person status would usually be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. The backup withholding tax rate is 30% during 2003 and 29% during 2004. This backup withholding rate will be gradually reduced each year until 2006, when the backup withholding rate will be 28%. After December 31, 2010, the backup withholding rate will be increased to 31%.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

     Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and more likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to non-United States persons generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the seller or other entity in its capacity as recipient of distributions with respect to the residual interest, if any, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated by this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

     The tax items of a partnership are allocable to the partners in accordance with the tax code, Treasury regulations and the partnership agreement – here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

•	the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the interest rate for the certificates for the month and interest on amounts previously due on the certificates but not yet distributed;

•	any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price;

•	prepayment premium payable to the certificateholders for the month; and

•	any other amounts of income payable to the certificateholders for the month.

     This allocation will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire interest rate of the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the certificateholder under the tax code.

     An individual taxpayer’s share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all of the expenses exceed two percent of the individual tax payer’s adjusted gross income. Furthermore, some otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual’s adjusted gross income in excess of a statutorily defined threshold. Therefore, these deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each contract, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the contracts were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a contract-by-contract basis.

     If the trust acquires the contracts at a market discount or premium, the trust will elect to include the market discount in income currently as it accrues over the life of the contracts or to offset any market premium against interest income on the contracts. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Section 708 of the tax code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If this type of termination occurs, the trust will be considered to contribute its assets to a new partnership in exchange for the new partnership interests and, immediately thereafter, distribute the interests in the new partnership to the partners in liquidation of the terminated partnership. The trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to special tax reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of this type of monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis, respectively, in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election under Section 754. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be set forth in the related prospectus supplement. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes

•	the name, address and taxpayer identification number of the nominee; and

•	as to each beneficial owner:

•	the beneficial owner’s name, address and identification number;

•	whether the beneficial owner is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

•	information on certificates that were held, bought or sold on behalf of the beneficial owner throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish an information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The tax code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the tax code, as if the income were effectively connected to a U.S. trade or business, at the highest corporate federal income tax for foreign holders that are taxable as corporations and the highest individual federal income tax rate for all other foreign holders. The new withholding regulations or subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with applicable identification procedures, unless the holder is an exempt recipient under applicable provisions of the tax code. The backup withholding tax rate is 30% during 2003 and 29% during 2004. This backup withholding rate will be gradually reduced each year until 2006, when the backup withholding rate will be 28%. After December 31, 2010, the backup withholding rate will be increased to 31%.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

     Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of the Trust as a Grantor Trust

     The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of a trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each trust with respect to the related series on the material matters associated with these consequences, subject to the qualifications set forth in this section of this prospectus. In addition, tax counsel has prepared or reviewed the statements in the prospectus under the heading “Material Federal Income Tax Consequences—Trusts Treated as Grantor Trusts” and is of the opinion that the statements are correct in all material respects. The statements are intended as an explanatory discussion of the possible effects of the classification of any trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in certificates.

     If a partnership election is not made, tax counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the tax code. In this case, owners of certificates issued by a trust that is treated as a grantor trust – grantor trust certificates – will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below.

     Characterization. Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the contracts in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the contracts in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Sections 162 or 212 of the tax code, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the trust. A grantor trust certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent these expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of this excess could be considered as an ownership interest retained by the servicer, or any person to whom the servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the contracts. The contracts would then be subject to the “coupon stripping” rules of the tax code discussed below.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each contract based on each contract’s relative fair market value, so that the holder’s undivided interest in each contract will have its own tax basis. A grantor trust certificateholder that acquires an interest in contracts at a premium may elect to amortize the premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a contract prepays in full, equal to the difference between the portion of the prepaid principal amount of the contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to the contract. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

Stripped Bonds and Stripped Coupons

     Although the tax treatment of stripped bonds is not entirely clear, based on guidance issued by the IRS, each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under applicable Treasury regulations promulgated under Section 1286 of the tax code, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the OID rules of the tax code, the stripped bond will be considered to have been issued with OID. See “Original Issue Discount” below. Based on the preamble to the Section 1286 Treasury regulations, tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the interest rate of the certificates and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury regulations and this income will be so treated in the trustee’s tax information reporting.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the tax code relating to OID – currently Sections 1271 through 1273 and 1275 – will be applicable to a grantor trust certificateholder’s interest in those contracts meeting the conditions necessary for these sections to apply. Generally, a grantor trust certificateholder that acquires an undivided interest in a contract issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on the contract for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original grantor trust certificateholder, the daily portions of OID with respect to a contract generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the contract during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final distribution date. This will be done, in the case of each full monthly accrual period, by adding:

•	the present value of all remaining payments to be received on the contract under the prepayment assumption used in respect of the contracts; and

•	any payments received during the accrual period, and subtracting from that total the “adjusted issue price” of the contract at the beginning of the accrual period.

No representation is made that the contracts will prepay at any prepayment assumption. The “adjusted issue price” of a contract at the beginning of the first accrual period is its issue price, as determined for purposes of the OID rules of the tax code, and the “adjusted issue price” of a contract at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment, other than “qualified stated interest,” made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the contracts.

     With respect to the contracts, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the contracts. Subsequent purchasers that purchase contracts at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue this OID.

     The Taxpayer Relief Act of 1997 requires the use of a prepayment assumption to accrue OID with respect to “any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulation, by reason of other events).” Unless otherwise provided in the related prospectus supplement, the trustee will deem the prepayment assumption to be that the contracts will not prepay. If the IRS were to require that OID be computed using a different prepayment assumption, the character and timing of a certificateholder’s income could be adversely affected.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in contracts may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a contract is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the contract allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Sections 1276 through 1278 of the tax code.

     The tax code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of this payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The tax code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

•	the total remaining market discount; and

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

•	the total remaining market discount; and

•	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing these instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or OID, and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns or acquires. See “- Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Section 1221, and will be long-term or short-term depending on whether the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

     Grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which this section applies will be treated as ordinary income or loss.

     Non-United States Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) a beneficial owner that is not a “United States person,” or (ii) a grantor trust certificateholder that is a foreign person (other than a qualified intermediary, a U.S. branch of a foreign person, or a withholding foreign partnership) holding on behalf of an owner that is not a U.S. person and accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate will not be subject to withholding to the extent that a grantor trust certificate evidences ownership in contracts issued after July 18, 1984 by natural persons if the grantor trust certificateholder complies with applicable identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. person and providing the name and address of the grantor trust certificateholder. Additional restrictions apply to contracts if the obligor is not a natural person in order to qualify for the exemption from withholding.

     Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. The backup withholding tax rate is 30% for 2002 and 29% for 2003. This backup withholding rate will be gradually reduced each year until 2006, when the backup withholding rate will be 28%. After December 31, 2010, the backup withholding rate will be increased to 31%. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax provided the required information is furnished to the IRS.

     Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations.

     The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

     ERISA and the tax code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans – each a “benefit plan” – from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the tax code with respect to the benefit plan. ERISA also imposes duties on persons who are fiduciaries of benefit plans subject to ERISA and prohibits certain transactions between a benefit plan and parties in interest with respect to the benefit plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a benefit plan is considered to be a fiduciary of the benefit plan, subject to certain exceptions not here relevant. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the tax code for such persons.

     Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the tax code with respect to a benefit plan that purchased notes or certificates if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the tax code if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any benefit plan considering the purchase of securities consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemptions

     The Department of Labor has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by employee benefit plans of securities, including certificates issued by entities that hold investment pools consisting of certain receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a employee benefit plan is on terms (including the price for the securities) that are at least as favorable to the employee benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the rights and interests evidenced by the securities acquired by the employee benefit plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the entity holds only certain types of assets, including motor vehicle receivables (a “Designated Transaction);

(3) the securities acquired by the employee benefit plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Inc. (“Fitch”) (each, a “Rating Agency”);

(4) the trustee must not be an affiliate of any other member of the Restricted Group, as defined below;

(5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith;

(6) the employee benefit plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

(7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions needed to protect the assets of the issuer from creditors of the sponsor.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of a type that have been included in other investment pools;

(ii) securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody’s or Fitch for at least one year prior to the employee benefit plan’s acquisition of securities; and

(iii) securities evidencing interests in such other investment pools must have been purchased by investors other than employee benefit plans for at least one year prior to any employee benefit plan’s acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an employee benefit plan fiduciary causes such employee benefit plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which employee benefit plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the investment pool;

•	the employee benefit plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any employee benefit plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Underwriter Exemptions generally do not apply to employee benefit plans sponsored by the seller, the related underwriter, the trustee, the master servicer, any insurer with respect to the loans, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

     The Underwriter Exemptions provide exemptive relief to certain motor vehicle receivable-backed securities transactions using pre-funding accounts. Secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date (the “Pre-Funding Period”), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

(1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the “Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2) All obligations transferred after the closing date (the “additional obligations”) must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency.

(3) The transfer of such additional obligations to the issuer during the Pre-Funding Period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

(4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average annual percentage interest rate for the obligations transferred to the trust on the closing date.

(5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the issuer:

(i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

(ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or sale and servicing or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date.

(6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

(7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments (“permitted investments”).

(8) The related prospectus or prospectus supplement must describe:

(i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

(ii) the duration of the Pre-Funding Period;

(iii) the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

(iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certain or all of the securityholders as repayments of principal.

(9) The related sale and servicing or pooling and servicing agreement or indenture must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

The rating of a security may change. If the rating of a security declines below the lowest permitted level, the security will no longer be eligible for relief under the Underwriter Exemption, and consequently may not be purchased by or sold to a employee benefit plan (although a employee benefit plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it).

The prospectus supplement for each series of notes or certificates will indicate the classes of notes or certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Other Exemptions

     One or more other prohibited transaction exemptions issued by the Department of Labor may be available to an employee benefit plan investing in the notes or certificates, depending in part upon the type of employee benefit plan fiduciary making the decision to acquire notes or certificates and the circumstances under which the decision is made, including but not limited to PTE 84-14, regarding investments effected by “qualified plan asset managers,” PTE 90-1, regarding investments by insurance company pooled separate accounts, PTE 91-38, regarding investments by bank collective investment funds, PTE 95-60, regarding investments by insurance company general accounts, and PTE 96-23, regarding investments effected by “in-house asset managers.” However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any employee benefit plan fiduciary which proposes to cause an employee benefit plan to purchase notes or certificates is encouraged to consult with its counsel concerning the impact of ERISA and the tax code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the tax code and the potential consequences in their specific circumstances, before investing in the certificates. Moreover, each employee benefit plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the notes or certificates is appropriate for the employee benefit plan, taking into account the overall investment policy of the employee benefit plan and the composition of the employee benefit plan’s investment portfolio.

PLAN OF DISTRIBUTION

     Unless otherwise specified in the related prospectus supplement, on the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to cause the related trust to sell to the underwriter or underwriters named in the underwriting agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the underwriting agreement and in the related prospectus supplement.

     The related prospectus supplement may provide that the underwriters are not obligated to purchase all of the securities, but if it does not, then the applicable underwriter or underwriters will agree in the underwriting agreement with respect to any given series of securities, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities described in the agreement which are offered by this prospectus and the related prospectus supplement if any of the securities are purchased.

     Each prospectus supplement will either (i) set forth the price at which each class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the securities or (ii) specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

     The related prospectus supplement may specify other indemnification provisions, but if it does not, each underwriting agreement will provide that Onyx will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

     The related prospectus supplement may specify otherwise, but if it does not, then, under each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

     Certain legal matters relating to the securities of any series will be passed upon for the related trust, the seller and the servicer by Andrews & Kurth L.L.P. In addition, certain United States federal tax and other matters will be passed upon for the related trust by Andrews & Kurth L.L.P.

AVAILABLE INFORMATION

     The seller, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the notes and the certificates offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. You may inspect and copy the registration statement and other information filed by the seller at the public reference facilities maintained by the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the commission at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Servicer and each trust. The address of the SEC’s web site is http://www.sec.gov.

     The servicer, on behalf of each trust, will also file or cause to be filed with the SEC any periodic reports required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. The reports can be obtained as described above. The reports will include Current Reports on Form 8-K filed after each Distribution Date, and an Annual Report on Form 10-K. The reports will contain certain financial information regarding the related trust, including the statement which will be furnished monthly to securityholders. The servicer will not file or cause to be filed reports on Form 8-K and Form 10-K with respect to a trust and the securities issued by the trust for any period which ends after December 31 of the year in which the securities are issued; however, the related securityholders will continue to receive the monthly statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the seller, as originator of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities, shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, not including exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for copies should be directed to the seller at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610 (Telephone: (949) 465-3500).

We have not authorized anyone to provide you with additional or different information from that contained in this prospectus supplement or the prospectus. Neither this prospectus supplement nor the prospectus is an offer to sell or a solicitation to buy these notes in any circumstances under which the offer or solicitation is unlawful.

Until 90 days after the date of this prospectus supplement all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

$400,000,000

ONYX ACCEPTANCE OWNER TRUST 2003-C

Issuer

 $80,000,000 1.08% Auto Loan Backed Notes, Class A-1

$100,000,000 1.34% Auto Loan Backed Notes, Class A-2
$100,000,000 1.87% Auto Loan Backed Notes, Class A-3
$120,000,000 2.66% Auto Loan Backed Notes, Class A-4

Onyx Acceptance Financial Corporation,

Seller
Onyx Acceptance Corporation,
Servicer

PROSPECTUS  SUPPLEMENT

Credit Suisse First Boston

Merrill Lynch & Co.

July 23, 2003